As filed with the Securities and Exchange Commission on August 12, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Kryptoin Ethereum ETF Trust
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	6199 (Primary Standard Industrial Classification Code Number)	[________] (I.R.S. Employer Identification Number)

1049 El Monte Avenue, Suite 782
Mountain View, California 94040
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jason Toussaint
Donnie Kim
Kryptoin Investment Advisors LLC
1049 El Monte Avenue, Suite 782
Mountain View, California 94040

(905) 597-2636
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Owen J. Pinkerton, Esq.
Eversheds Sutherland (US) LLP
700 Sixth Street, N.W., Suite 700
Washington, DC 20001-3980
(202) 383-0262

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common shares of beneficial interest	$25,000	$2.73

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 12, 2021

Preliminary Prospectus

Shares

Kryptoin Ethereum ETF Trust

Kryptoin Ethereum ETF Trust (the “Trust”) is an exchange-traded fund that issues common shares of beneficial interest that trade on the Cboe BZX Exchange, Inc. (the “Exchange”). The Trust’s investment objective is to provide exposure to Ethereum at a price that is reflective of the actual Ethereum market where investors can purchase and sell Ethereum, less the expenses of the Trust’s operations. In seeking to achieve its investment objective, the Trust will hold Ethereum (or “ETH”), and in seeking to ensure that the price of the Trust’s shares is reflective of the actual ETH market, the Trust will value its shares daily as determined by the CF Ether-Dollar US Settlement Price (the “Reference Rate”), which is an independently calculated value based on an aggregation of executed trade flow of major ETH spot exchanges. The Trust is sponsored and managed by Kryptoin Investment Advisors LLC (the “Sponsor”). All ETH will be held at Gemini Trust Company, LLC (the “Custodian”). The Sponsor has carefully selected the Custodian, a trust company that is chartered as a limited purpose trust company by the New York State Department of Financial Services (“NYDFS”) and is authorized by the NYDFS to provide digital asset custody services.

The Trust is an exchange-traded fund. Barring a forced liquidation, the Trust will not purchase or sell ETH directly, although the Trustee may sell ETH to pay certain expenses. Instead, when it sells or redeems its shares, it will do so in “in-kind” transactions in blocks of 100,000 shares (a “Basket”) at the Trust’s net asset value (“NAV”). Financial firms that are authorized to purchase or redeem shares with the Trust (known as “Authorized Participants”) will deliver ETH to the Trust in exchange for shares when they purchase shares, and the Trust will deliver ETH to such Authorized Participants when they redeem shares with the Trust. The initial Authorized Participant is expected to be [ ]. Authorized Participants may then offer shares to the public at prices that depend on various factors, including the supply and demand for shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Investors who buy or sell shares during the day from their broker may do so at a premium or discount relative to the then current NAV of the shares of the Trust.

Investors who decide to buy or sell shares of the Trust will place their trade orders through their brokers and may incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the shares. The shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under a ticker symbol to be announced prior to commencement of trading. Investing in the Trust involves risks similar to those involved with an investment directly in ETH and other significant risks. See “RISK FACTORS” beginning on page 8.

The offering of the Trust’s shares (the “Shares”) is registered with the U.S. Securities and Exchange Commission (“SEC”) in accordance with the Securities Act of 1933, as amended (the “1933 Act”). The offering is intended to be a continuous offering and is not expected to terminate until all of the registered Shares have been sold or three years from the date of the original offering, whichever is earlier, unless extended as permitted by applicable rules under the 1933 Act, although the offering may be temporarily suspended if and when no suitable investments for the Trust are available or practicable. The Trust is not a mutual fund registered under the Investment Company Act of 1940, as amended (“1940 Act”) and is not subject to regulation under such Act. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the “CEA”), and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission (“CFTC”) as a commodity pool operator or a commodity trading advisor.

AN INVESTMENT IN THE TRUST MAY NOT BE SUITABLE FOR INVESTORS THAT ARE NOT IN A POSITION TO ACCEPT MORE RISK THAN MAY BE INVOLVED WITH OTHER EXCHANGE-TRADED PRODUCTS THAT DO NOT HOLD ETH OR INTERESTS RELATED TO ETH. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK AND YOU COULD LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 8.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE TRUST IS AN “EMERGING GROWTH COMPANY” AS THAT TERM IS USED IN THE JUMPSTART OUR BUSINESS STARTUPS ACT (THE “JOBS ACT”) AND, AS SUCH, MAY ELECT TO COMPLY WITH CERTAIN REDUCED REPORTING REQUIREMENTS.

The date of this Prospectus is      , 2021

TABLE OF CONTENTS

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This Prospectus contains information you should consider when making an investment decision about the Shares of the Trust. You may rely on the information contained in this Prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares of the Trust are not registered for public sale in any jurisdiction other than the United States.

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PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this entire prospectus that is material and/or which may be important to you. You should read this entire prospectus before making an investment decision about the Shares. For a glossary of defined terms, see Appendix A.

Overview of the Trust

Kryptoin Ethereum ETF Trust (the “Trust”) is an exchange-traded fund that issues shares of beneficial interest (“Shares”) that trade on the Cboe BZX Exchange, Inc. (the “Exchange”). ”). The Trust’s investment objective is to provide exposure to Ethereum at a price that is reflective of the actual Ethereum market where investors can purchase and sell Ethereum, less the expenses of the Trust’s operations. In seeking to achieve its investment objective, the Trust will hold Ethereum (or “ETH’), and in seeking to ensure that the price of the Trust’s shares is reflective of the actual ETH market, the Trust will value its shares daily as determined by the CF Ether-Dollar US Settlement Price (the “Reference Rate”), which is an independently calculated value based on an aggregation of executed trade flow of major ETH spot exchanges. The Trust is sponsored and managed by Kryptoin Investment Advisors LLC (the “Sponsor”).

Ether (referred to interchangeably as “ETH”) is a digital asset that is created and transmitted through the operations of the peer-to-peer Ethereum network, a dispersed network of computers that operates on cryptographic software protocols based on open source code. It is widely understood that no single intermediary or entity operates or controls the Ethereum network (referred to as “decentralization”), the transaction validation and recordkeeping infrastructure of which is collectively maintained by a disparate user base. The Ethereum network allows people to exchange tokens of value, called ether, which are recorded on a distributed public recordkeeping system or ledger known as a blockchain (the “Ethereum Blockchain”), and which can be used to pay for goods and services, including computational power on the Ethereum network, or converted to fiat currencies, such as the U.S. dollar, at rates determined on digital asset exchanges or in individual peer-to-peer transactions. Furthermore, by combining the recordkeeping system of the Ethereum Blockchain with a flexible scripting language that is programmable and can be used to implement sophisticated logic and execute a wide variety of instructions, the Ethereum network is intended to act as a foundational infrastructure layer that users can build their own custom software programs on top of (instead of using centralized web servers), with users paying fees in ETH for the computational resources consumed by running their programs. In theory, anyone can build their own custom software programs on the Ethereum network. In this way, the Ethereum network represents an ambitious project to expand blockchain deployment beyond just a limited-purpose, peer-to-peer private money system into a flexible, distributed alternative computing infrastructure that is resistant to censorship and available to all.

Because transfers of ETH are recorded on the Ethereum Blockchain, and ETH is still a relatively new asset, buying, holding and selling ETH is very different than buying, holding and selling more conventional investments like stocks and bonds. For example, ETH must either be acquired through the process of “mining,” obtained in a peer-to-peer transaction, or purchased through an online digital asset exchange or other intermediary, such as a broker in the institutional over-the-counter (“OTC”) market. Peer-to-peer transactions may be difficult to arrange, and involve complex and potentially risky procedures around safekeeping, transferring and holding the ETH. Moreover, purchasing ETH on an exchange requires choosing an exchange, opening an account, and transferring money from a bank account or credit card to the exchange in order to purchase the ETH. Some exchanges have been subject to unauthorized cybersecurity breaches or “hacked,” resulting in significant losses.

The Trust provides direct exposure to ETH, and the Shares of the Trust are valued on a daily basis as determined by the Reference Rate. The Trust provides investors with the opportunity to access the market for ETH through a traditional brokerage account without the potential barriers to entry or risks involved with holding ETH directly, acquiring it from an online exchange platform, or mining it, as referenced above. The Trust will custody its ETH at the Custodian. The Sponsor has carefully selected the Custodian, a trust company that carries insurance and will custody the Trust’s ETH assets in a manner consistent with the definition of a qualified custodian under the Investment Advisers Act of 1940, as amended. The Sponsor believes that the design of the Trust will enable certain investors to more effectively and efficiently implement strategic and tactical asset allocation strategies that use ETH by investing in the Shares rather than purchasing, holding and trading ETH directly.

ETH and the ETH Network

ETH is the digital asset that powers the Ethereum network, which is a peer-to-peer, open-source network that no single intermediary or entity operates or controls (referred to as “decentralization”). ETH is not issued by governments, banks or any other centralized authority.

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The vision for the Ethereum network was originally described in a 2013 white paper by Vitalik Buterin, a programmer involved with Bitcoin. Unlike Bitcoin, the Ethereum network is not intended to be effectively a limited-purpose payment platform dedicated to recording transfers of ether. Instead, by combining the Ethereum Blockchain with a flexible scripting language that could be used to implement sophisticated logic and execute a wide variety of instructions, the Ethereum network was designed to act as a foundational infrastructure layer that would enable users to create their own rules for ownership, transaction formats and state transition functions that they could build into custom software programs of their own creation. On top of the Ethereum network’s foundational layer, users can write and deploy “smart contracts”, which are general-purpose code that executes on every computer in the Ethereum network and which govern the transmission of information and value based on a set of logical conditions. Smart contract operations are executed on the Ethereum Blockchain in exchange for payment of ETH. Users can also build complex applications, or “decentralized applications”, which employ the Ethereum Blockchain as a back-end infrastructure instead of centralized web servers, and which may also have an online interface or “front end” through which their own users interact with the decentralized application. Decentralized applications execute operations on the Ethereum Blockchain through associated smart contracts. Using smart contracts and decentralized applications built on top of the Ethereum Blockchain, users can create markets, vote in elections, store data files or registries of debts or promises, represent the ownership of property, play games, and even issue their own digital assets and tokens (other than ETH) inside decentralized applications and transfer them in accordance with sophisticated sets of conditional instructions embedded into smart contracts, allowing decentralized economies to develop.

The formal development of the Ethereum network began through a Swiss firm called Ethereum Switzerland GmbH (“EthSuisse”) in conjunction with several other entities. Subsequently, the Ethereum Foundation, a Swiss non-profit organization, was set up to oversee the protocol’s development. The Ethereum network went live on July 30, 2015. Unlike other digital assets, such as Bitcoin, which are solely created through a progressive mining process, 72.0 million ETH were created “pre-mined” in connection with the launch of the Ethereum network. Coinciding with the network launch, it was decided that EthSuisse would be dissolved, with the Ethereum Foundation designated as the sole organization dedicated to protocol development.

The infrastructure of the Ethereum network is collectively maintained on a distributed basis by the network’s largely self-selected participants, consisting of “miners”, who run special software to validate transactions; developers of the Ethereum protocol, who maintain and contribute updates to the Ethereum network’s source code; developers of decentralized applications and smart contracts, which run on top of the Ethereum network; and users, who download and maintain on their individual computer a full or partial copy of the blockchain and related software. The mining process for ETH is currently subject to an issuance cap of 16.0 million ETH per year or 2.0 ETH per block, but there is currently no maximum cap on the total number of ETH that can be issued or outstanding. The value of ETH is determined by the supply of and demand for ETH on the digital asset exchanges or in peer-to-peer transactions.

Among other things, ETH is used to pay for transaction fees, or “gas fees,” associated with the computational services required to process transactions or run smart contracts on the Ethereum network; senders of transactions pay for the services provided and computer resources consumed (such as computation, bandwidth, and storage) by the machines executing the requested operations through gas fees, which are paid in ETH. This model is designed to increase the efficiency of the Ethereum network by making wasteful code more costly to execute, to prevent accidental or malicious infinite loops, as well as to promote the economic viability of the Ethereum network by compensating network participants who contribute computational resources for their contributions. Decentralized applications and smart contracts must obtain ETH to pay gas fees in order to operate, creating one source of demand for ETH, alongside speculation and other sources.

The Trust’s Investment Objective and Strategies

The Trust’s investment objective is to provide exposure to Ethereum at a price that is reflective of the actual Ethereum market where investors can purchase and sell Ethereum, less the expenses of the Trust’s operations. In seeking to achieve its investment objective, the Trust will hold ETH and will value its shares daily as determined by the CF Ether-Dollar US Settlement Price (the “Reference Rate”), which is an independently calculated value based on an aggregation of executed trade flow of major ETH spot exchanges. Barring the forced liquidation of the Trust, the Trust will not purchase or sell ETH directly, although the Trustee may sell ETH to pay certain expenses. Instead, when it sells or redeems its Shares, it will do so in “in-kind” transactions. Financial firms that are authorized to purchase or redeem Shares with the Trust (known as “Authorized Participants”) will deliver ETH to the Trust in exchange for Shares when they purchase Shares, and the Trust will deliver ETH to such Authorized Participants when they redeem Shares from the Trust. All ETH will be held by the Custodian. The Sponsor has carefully selected the Custodian, a trust company that is chartered as a limited purpose trust company by the New York State Department of Financial Services (“NYDFS”) and is authorized by the NYDFS to provide digital asset custody services. The Bank of New York Mellon, the transfer agent (the “Transfer Agent”), will facilitate the processing of purchase and sale orders in Baskets from the Trust.

The CF Ether-Dollar US Settlement Price (the “Reference Rate”)

The Reference Rate, which was introduced on May 26, 2021, is based on materially the same methodology (except calculation time) as the Administrator’s CME CF Ether-Dollar Reference Rate (ERR), which was first introduced on May 14, 2021 and is the rate on which ether futures contracts are cash-settled in U.S. dollars at the Chicago Mercantile Exchange Group (the “CME”). The Reference Rate is designed based on the IOSCO Principals for Financial Benchmarks. The administrator of the Reference Rate is CF Benchmarks Ltd. (the “Benchmark Administrator”). The Reference Rate is calculated daily and aggregates the notional value of ether trading activity across major ether spot exchanges.

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The Sponsor believes that the use of the Reference Rate is reflective of a reasonable valuation of the average spot price of ether and that resistance to manipulation is a priority aim of its design methodology. The methodology: (i) takes an observation period and divides it into equal partitions of time; (ii) then calculates the volume-weighted median of all transactions within each partition; and (iii) the value is determined from the arithmetic mean of the volume-weighted medians, equally weighted. By employing the foregoing steps, the Reference Rate thereby seeks to ensure that transactions in ether conducted at outlying prices do not have an undue effect on the value of a specific partition, large trades or clusters of trades transacted over a short period of time will not have an undue influence on the index level, and the effect of large trades at prices that deviate from the prevailing price are mitigated from having an undue influence on the benchmark level.

In addition, the Sponsor notes that an oversight function is implemented by the Benchmark Administrator in seeking to ensure that the Reference Rate is administered through codified policies for Reference Rate integrity.

Reference Rate data and the description of the Reference Rate are based on information made publicly available by the Benchmark Administrator on its website at https://www.cfbenchmarks.com. None of the information on the Benchmark Administrator’s website is incorporated by reference into this prospectus.

The Trust’s Legal Structure

The Trust is a Delaware statutory trust, formed on July 30, 2021 pursuant to the Delaware Statutory Trust Act. The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust operates pursuant to the Declaration of Trust and Trust Agreement (the “Trust Agreement”). Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust (the “Trustee”). The Trust is managed by the Sponsor. The Sponsor is a limited liability company formed in the State of Delaware on September 23, 2019.

The Trust’s Service Providers

The Sponsor

The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis. The Sponsor has agreed to pay all operating expenses (except for certain litigation expenses and other extraordinary expenses) out of the Sponsor’s unified management fee.

The Trustee

The Trustee, a Delaware trust company, acts as the trustee of the Trust as required to create a Delaware statutory trust in accordance with the Declaration of Trust and the Delaware Statutory Trust Act.

The Administrator

The Bank of New York Mellon will serve as the Trust’s administrator (the “Administrator”). The Administrator’s principal address is 240 Greenwich Street, New York, New York 10286. Under the Fund Administration and Accounting Agreement, the Administrator will provide necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust. In addition, the Administrator will make available the office space, equipment, personnel and facilities required to provide such services.

The Transfer Agent

The Bank of New York Mellon will serve as the transfer agent for the Trust. Under the Transfer Agency and Service Agreement, the Transfer Agent: (1) will issue and redeem Shares of the Trust; (2) respond to correspondence by Trust shareholders and others relating to its duties; (3) maintain shareholder accounts; and (4) make periodic reports to the Trust.

The Custodian

Gemini Trust Company, LLC serves as the Trust’s Custodian. Under the custodial agreement, the Custodian is responsible for (1) safekeeping all of the ETH owned by the Trust, (2) opening an account that holds the Trust’s ETH and (3) facilitating the transfer of ETH required for the operation of the Trust, as directed by the Sponsor. The Custodian is chartered as a limited purpose trust company by the New York State Department of Financial Services (“NYDFS”) and is authorized by the NYDFS to provide digital asset custody services.

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The Marketing Agent

Foreside Global Services, LLC (the “Marketing Agent”) will be responsible for: (1) working with the Administrator to review and approve, or reject, creation and redemption orders of Baskets placed by Authorized Participants with the Administrator; and (2) reviewing and approving the marketing materials prepared by the Trust for compliance with applicable SEC and FINRA advertising laws, rules, and regulations.

The Trust’s Fees and Expenses

The Trust will pay the Sponsor a unified management fee of [ ]. The Trust will accrue and pay the management fee in ETH only. The Sponsor has agreed to pay all operating expenses (except for certain litigation expenses and other extraordinary expenses) out of the Sponsor’s unified management fee.

Custody of the Trust’s Assets

ETH private keys may be stored in two different forms: “hot wallet” storage, whereby the private keys are stored on secure, internet-connected devices, and “cold” storage, where digital currency private keys are stored completely offline. The ETH that the Custodian will hold for the Trust will generally be stored offline in cold storage. However, ETH may enter “hot” storage during the deposit and redemption process, meaning that the ETH will be in a “hot wallet” for a temporary period. Additionally, to the extent the Trust determines to utilize the Custodian’s exchange, clearing or over-the-counter trading services, ETH will be temporarily moved to and held in the Custodian’s omnibus “hot wallet” while these transactions are settled.

The Custodian has adopted the following security policies and practices with respect to digital assets held in cold storage: hardware security modules (“HSMs”) are used to generate, store and manage cold storage private keys; multi- signature technology is used to provide both security against attacks and tolerance for losing access to a key or facility, eliminating single points of failure; all HSMs are stored offline in air-gapped environments within a diverse network of guarded, monitored and access-controlled facilities that are geographically distributed; multiple levels of physical security and monitoring controls are implemented to safeguard HSMs within storage facilities; and all fund transfers require the coordinated actions of multiple employees.

The Custodian has adopted the following security policies and practices with respect to digital assets held in its hot wallet: HSMs are used to store and manage hot wallet private keys; operational redundancy is achieved through geographic disbursement of failover storage facilities and hardware, thus protecting against service disruptions and single points of failure; all hot wallet HSMs are stored within secured facilities that are access-controlled, guarded, and monitored; tiered access-controls are applied to the Custodian’s production environment to restrict access to employees based on role, following the principle of least-privilege; administrative access to its production environment requires multi-factor authentication; and the Custodian offers additional account level protections such as crypto address whitelisting, which allows customers to restrict withdrawals to addresses only included in the customer’s whitelist.

Each Authorized Participant is required to maintain an Authorized Participant ETH Account at the Trust’s Custodian.

The only other ETH accounts that the Trust may transfer ETH to and receive ETH from are Authorized Participants’ ETH Accounts. For the creation and redemption of Shares, ETH moves solely between an Authorized Participant’s account at the Custodian and the Trust’s account at the Custodian. Authorized Participants assume the risks associated with the transfer of ETH to the Authorized Participants’ ETH Accounts.

See “Custody of the Trust’s Assets” for more information regarding custody and insurance maintained by the Trust.

Net Asset Value

NAV means the total assets of the Trust including, but not limited to, all ETH and cash (if any) less total liabilities of the Trust, each determined on the basis of generally accepted accounting principles.

The Administrator determines the NAV of the Trust on each day that the Exchange is open for regular trading, as promptly as practical after 4:00 p.m. EST. The NAV of the Trust is the aggregate value of the Trust’s assets less its estimated accrued but unpaid liabilities (which include accrued expenses). In determining the Trust’s NAV, the Administrator values the ETH held by the Trust based on the price set by the Reference Rate as of 4:00 p.m. EST. The Administrator also determines the NAV per Share.

Plan of Distribution

The Trust is an exchange-traded fund. Barring the forced liquidation of the Trust, the Trust will not purchase or sell ETH directly, although the Trustee may sell ETH to pay certain expenses. Instead, when it sells or redeems its Shares, it will do so in “in-kind” transactions in blocks of 100,000 Shares called “Baskets” at the Trust’s net asset value (“NAV”). Only Authorized Purchasers may purchase or redeem Shares with the Trust, and they will do so by delivering ETH to the Trust in exchange for Shares when they purchase Shares; conversely, the Trust will deliver ETH to such Authorized Participants when they redeem Shares from the Trust. The initial Authorized Participant is expected to be [ ]. Authorized Participants may then offer Shares to the public at prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Investors who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the then current NAV of the Shares of the Trust.

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Investors who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and may incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under the ticker symbol [“ ”].

Federal Income Tax Considerations

Owners of Shares are treated, for United States federal income tax purposes, as if they owned a proportionate share of the assets of the Trust. They are also viewed as if they directly received a proportionate share of any income of the Trust, or as if they had incurred a proportionate share of the expenses of the Trust. Consequently, each sale of ETH by the Trust (which includes under current Internal Revenue Service (“IRS”) guidance using ETH to pay expenses of the Trust) constitutes a taxable event to shareholders. See “United States Federal Income Tax Considerations—Taxation of U.S. Shareholders.”

Use of Proceeds

Proceeds received by the Trust in the form of deposits from the issuance of Baskets consist of ETH. Such deposits are held by the Custodian on behalf of the Trust until (i) delivered to Authorized Participants in connection with redemptions of Baskets or (ii) accrued and distributed to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor.

Principal Investment Risks of an Investment in the Trust

An investment in the Trust involves risks. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 8.

Risks Associated with ETH and the Ethereum Network

•	Digital assets such as ETH were only introduced within the past decade, and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of digital assets that are uncertain and difficult to evaluate.

•	The value of the Shares relates directly to the value of ETH, the value of which may be highly volatile and subject to fluctuations due to a number of factors.

•	ETH transactions are irrevocable and stolen or incorrectly transferred ETH may be irretrievable. As a result, any incorrectly executed ETH transactions could adversely affect an investment in the Trust.

•	Security threats to the Trust’s account with the ETH Custodian could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

•	The Ethereum network’s decentralized governance structure may negatively affect its ability to grow and respond to challenges.

•	A temporary or permanent “fork” of the Ethereum Blockchain could adversely affect the short-, medium-, or long-term value of ETH and an investment in the Trust.

•	Blockchain technologies are based on the theoretical conjectures as to the impossibility of solving certain cryptographical puzzles quickly. These premises may be incorrect or may become incorrect due to technological advances.

•	ETH exchanges on which ETH trades are relatively new and, in some cases, unregulated, and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of the Trust.

•	Competition from the emergence or growth of other digital assets or methods of investing in ETH could have a negative impact on the price of ETH and adversely affect the value of the Shares.

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•	As technology advances, miners may be unable to acquire the digital asset mining hardware necessary to develop and launch their operations. A decline in the ETH mining population could adversely affect the Ethereum network and an investment in the Trust.

•	Failure of funds that hold digital assets to receive SEC approval to list their shares on exchanges could adversely affect the value of the Shares.

Risks Associated with Investing in the Trust

•	The value of the Shares may be influenced by a variety of factors unrelated to the value of ETH, such as operational or cybersecurity risks faced by the Trust.

•	The NAV may not always correspond to the market price of ETH and, as a result, Baskets may be created or redeemed at a value that is different from the market price of the Shares.

•	Authorized Participants’ buying and selling activity associated with the creation and redemption of Baskets may adversely affect an investment in the Shares of the Trust.

•	Arbitrage transactions intended to keep the price of Shares closely linked to the price of ETH may be problematic if the process for the creation and redemption of Baskets encounters difficulties, which may adversely affect an investment in the Shares.

•	The Trust is subject to risks due to its concentration of investments in a single asset class.

•	The lack of active trading markets for the Shares of the Trust may result in losses on Shareholders’ investments at the time of disposition of Shares.

•	Possible illiquid markets may exacerbate losses or increase the variability between the Trust’s NAV and its market price.

•	The development and commercialization of the Trust is subject to competitive pressures.

Risks Associated with the Regulatory Environment of ETH

•	Future and current regulations by a United States or foreign government or quasi-governmental agency could have an adverse effect on an investment in the Trust.

•	Shareholders do not have the protections associated with ownership of Shares in an investment company registered under the Investment Company Act of 1940 (the “1940 Act”) or the protections afforded by the Commodity Exchange Act.

•	Future regulations may require the Trust or the Sponsor to become registered, which may cause the Trust to liquidate, in particular if ETH were to be classified by the SEC as a “security” under U.S. federal securities laws.

•	If regulatory changes or interpretations of an Authorized Participant’s, the Trust’s or the Sponsor’s activities require the regulation of an Authorized Participant, the Trust or the Sponsor as a money service business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as a money transmitter or digital asset business under state regimes for the licensing of such businesses, an Authorized Participant, the Trust or the Sponsor may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or nonrecurring expenses to the Authorized Participant, Trust or Sponsor or increased commissions for the Authorized Participant’s clients, thereby reducing the liquidity of the Shares.

•	The Sponsor may need to find and appoint a replacement custodian quickly, which could pose a challenge to the safekeeping of the Trust’s ETH.

•	The Sponsor is solely responsible for determining the value of the ETH holdings and ETH holdings per Share, and any errors, discontinuance or changes in such valuation calculations may have an adverse effect on the value of the Shares.

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Risks Associated with the Tax Treatment of ETH

•	Shareholders could incur a tax liability without an associated distribution from the Trust.

•	The tax treatment of ETH and transactions involving ETH for United States federal income tax purposes may change and the tax treatment of ETH and transactions involving ETH for state and local tax purposes is not settled.

•	A hard “fork” of the Ethereum Blockchain could result in Shareholders incurring a tax liability.

Other Risks Associated with ETH and the Trust.

•	The Exchange on which the Shares are listed may halt trading in the Trust’s Shares, which would adversely impact a Shareholder’s ability to sell Shares.

•	The market infrastructure of the ETH spot market could result in an insufficient number of active Authorized Participants able to support the Trust.

•	Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect shareholders’ investment in the Shares.

•	Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

•	An investment in the Trust may be adversely affected by competition from other investment vehicles focused on ETH or other cryptocurrencies.

•	Shareholders may be adversely affected by an overstatement or understatement of the NAV calculation of the Trust due to the valuation method employed on the date of the NAV calculation.

•	Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks.

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RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, as well as information found in documents incorporated by reference in this prospectus, before you decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future.

Risks Associated with ETH and the ETH Network

Digital assets such as ETH were only introduced within the past decade, and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of digital assets that are uncertain and difficult to evaluate.

Digital assets such as ETH were only introduced within the past decade, and the medium-to-long term value of the Shares is influenced by a wide variety of factors that are uncertain and difficult to evaluate, such as the infancy of their development, their dependence on technologies such as cryptographic protocols, their dependence on the role played by miners and core developers, the future success (or lack thereof) of the ETH network and its core developers in upgrading the ETH network’s source code to improve transaction processing speed (“throughput”) and overall efficiency, and generally to expand the network’s capabilities (a process known as “scaling”), and the potential for malicious activity. For example, the following are some of the risks could materially adversely affect the value of the Shares:

•	The trading prices of many digital assets associated with blockchain protocols, including ETH, have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of certain digital assets, including ETH, over the course of 2017, and multiple market observers asserted that digital assets were experiencing a “bubble.” These increases were followed by steep drawdowns throughout 2018 in digital asset trading prices, including for ETH, and ETG prices remained depressed in 2019 Following the drawdowns, ETH prices increased during 2020 and have increased to historic levels throughout the beginning of 2021. There can be no assurance that such increases will continue in the future, or that they will not be offset by declines. The ETH markets may still be experiencing a bubble or may experience a bubble again in the future. Extreme volatility in the future, including further declines in the trading prices of ETH, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

•	Blockchain protocols and the software used to operate them are in the early stages of development. The ETH network went live in July 2015. ETH has been in the current phase of its development roadmap, Metropolis, only since 2017. Digital assets like ETH that are associated with blockchain protocols like the ETH network have experienced, and the Sponsor expects will experience in the future, sharp fluctuations in value. Given the infancy of the development of blockchain protocols, parties may be unwilling to transact in digital assets, which would dampen the growth, if any, of such blockchain protocols, including the ETH network, and lead to the decline in value of their associated digital assets, including ETH.

•	Digital asset networks are dependent upon the internet. A disruption of the internet or a blockchain network, such as the ETH network, would affect the ability to transfer digital assets, including ETH, and, consequently, adversely affect their value.

•	The acceptance of software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in a digital asset network, such as the ETH network, could result in a “fork” in such network’s blockchain, resulting in the creation of multiple separate networks, which could compete with one another for users, miners, and developers. This could adversely affect the ETH network and ETH prices.

•	The ETH network is in the process of implementing software upgrades and other changes to its protocol. For example, in 2021 or 2022, the ETH network may undergo the early stages of an upgrade called Serenity, or Ethereum 2.0. Ethereum 2.0. is intended to be a new iteration of the ETH network that change its consensus mechanism from proof-of-work to proof-of-stake and incorporate the use of sharding. The preliminary stage, known as Phase 0, of what is expected to be the transition to Ethereum 2.0 was commenced in December 2020 with the launch of the validator registry, referred to as the Beacon Chain. The newly-launched Beacon Chain, which is expected to eventually serve as the coordinating mechanism for the future proof-of-stake Ethereum 2.0 consensus mechanism, will co-exist in parallel, but separately from, the main ETH network in its present form (or “mainnet”), which is based on proof-of-work, for a period of time. For now, the Beacon Chain is mainly intended to allow nodes to conduct staking transactions to test the new consensus mechanism. It is expected that other new features of Ethereum 2.0, such as sharding, will be gradually introduced to the Beacon Chain over time, though the timing is uncertain and these new features may never be implemented. It is presently expected that, at some point in the future, the proof-of-work-based ETH mainnet will merge, or “dock,” into the Beacon Chain and its proof-of-stake-based consensus system, integrating and unifying both networks into a single proof-of-stake-based ETH network, though the timing is uncertain and it may never happen. A blockchain protocol’s consensus mechanism is a critical feature of its source code, and any failure to properly implement the major structural changes to the core consensus mechanism of the ETH network contemplated as part of Ethereum 2.0 could have a material adverse effect on the value of ETH and the value of the Shares.

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•	The open-source nature of many blockchain protocols, such as the ETH network, means that core developers are generally not directly compensated for their contributions in maintaining and developing such protocols and the related source code. As a result, the core developers and other contributors may lack a financial incentive to maintain or develop the network, or may lack the resources to adequately address emerging issues or to execute planned changes to such source code, such as Ethereum 2.0. Alternatively, some developers may be funded by companies whose interests are at odds with other participants in the ETH network. If the ETH network is unable to retain the services of core developers who maintain the ETH protocol, there may not be sufficient network level support for the ETH protocol, and it will have difficulty solving its scaling challenges or implementing Ethereum 2.0, which could lead to a decline in the price of ETH.

•	Miners, the ETH protocol’s core developers, developers of decentralized applications and smart contracts, and users may switch to or adopt other blockchain or digital asset networks at the expense of their engagement with the ETH network, which may negatively impact the ETH network.

•	Decentralized application and smart contract developers depend on being able to obtain ETH to be able to run their programs and operate their businesses. In particular, decentralized applications and smart contracts require ETH in order to pay the gas fees needed to power such applications and smart contracts and execute transactions. As such, they represent a significant source of demand for ETH. ETH’s price volatility (particularly where ETH prices increase), or the ETH network’s wider inability to meet the demands of decentralized applications and smart contracts in terms of inexpensive, reliable, and prompt transaction execution (including during congested periods), or to solve its scaling challenges or increase its throughput, may discourage such decentralized application and smart contract developers from using the ETH network as the foundational infrastructure layer for building their applications and smart contracts. If decentralized application and smart contract developers abandon the ETH Blockchain for other blockchain or digital asset networks or protocols for whatever reason, the value of ETH could be negatively affected.

•	Over the past several years, digital asset mining operations have become more costly as they have evolved from individual users mining with computer processors, graphics processing units and first generation application specific integrated circuit machines to “professionalized” mining operations using specialized hardware or sophisticated machines. At the same time, planned changes to the ETH protocol, such as EIP 1559, which reportedly has been approved by the ETH core developers for inclusion in the “London” hard fork scheduled for July 2021, are deliberately designed to reduce mining fees. EIP 1559 is intended to reduce the fees miners earn by taking out of circulation, or “burning”, the transaction fees (“gas fees”) that users who send transactions on the ETH network currently must pay. Right now, gas fees are paid directly to miners as additional compensation for validating transactions. After EIP 1559, however, miners will no longer receive such gas fees, which could materially impact the profitability of their mining operations. Miners will still receive the “block reward” for mining new blocks, which is currently 2.0 ETH, and may receive a discretionary “tip” from the sender. If the profit margins of ETH mining operations are not sufficiently high, ETH miners are more likely to immediately sell newly-issued tokens earned by mining and/or to liquidate existing ETH inventories in order to make up for the shortfall in mining revenue, resulting in an increase in liquid supply of that digital asset, which would generally tend to reduce the market price of ETH.

•	To the extent that any miners cease to record transactions that do not include the payment of a transaction fee in solved blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the ETH Blockchain until a block is solved by a miner who does not require the payment of transaction fees or is willing to accept a lower fee, if there is one. Any widespread delays in the recording of transactions could result in a loss of confidence in the ETH network, resulting in a decline in ETH prices. The planned July 2021 “London” hard fork which is intended to implement EIP 1559 would reduce miners’ revenue by burning sending users’ gas fees instead of paying them to miners as compensation for validating transactions.

•	In the past, flaws in the source code for digital asset networks have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying the ETH Blockchain or the source code for ETH or the ETH network could prove to be flawed or ineffective, the process of implementing hard forks could result in vulnerabilities in either the old or the new network developing or being exposed, or developments in mathematics and/or technology, such as advances in quantum computing, could result in such cryptography becoming ineffective, enabling a malicious actor to take the Trust’s ETH, which would adversely affect the value of the Shares. Even if another digital asset other than ETH were affected by similar circumstances, any reduction in confidence in the robustness of the source code or cryptography underlying digital assets generally could negatively affect the demand for all digital assets, including ETH, and therefore adversely affect the value of the Shares.

•	Banks and other established financial institutions may refuse to process funds for ETH transactions; process wire transfers to or from ETH exchanges, ETH-related companies or service providers; or maintain accounts for persons or entities transacting in ETH. This could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as ETH, and their or its utility as a payment system, which could decrease the price of digital assets generally or individually.

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Moreover, because digital assets, including ETH, have been in existence for a short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict or evaluate as of the date of this registration statement. It is not clear how all elements of the ETH network will unfold over time, specifically with regard to governance between miners, developers and users, including with respect to Ethereum 2.0, as well as the long-term security of the ETH network.

The value of the Shares relates directly to the value of ETH, the value of which may be highly volatile and subject to fluctuations due to a number of factors.

The value of the Shares relates directly to the value of the ETH held by the Trust and fluctuations in the price of ETH could adversely affect the value of the Shares. The market price of ETH may be highly volatile, and may be influenced by a wide variety of factors, some of which could include:

•	An increase in the global ETH supply;

•	The adoption of ETH as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol of the ETH network, and speculative expectations related thereto;

•	The needs of decentralized applications, smart contracts, their users, and users of the Ethereum network generally for ETH to pay gas fees to execute transactions;

•	Forks in the ETH network, particularly where changes to the Ethereum network source code are either not well-received by key constituencies within the ETH community or are not successfully executed or implemented and fail to achieve the functionality such changes were intended to bring about;

•	ETH holders’ (or potential holders’) expectations with respect to interest rates, the rates of inflation of fiat currencies or ETH, and digital asset and fiat currency conversion and exchange rates;

•	Monetary policies of governments, trade restrictions, currency devaluations and revaluations, regulatory measures or enforcement actions, or statements by policymakers, if any, that restrict the use of ETH as a form of payment, the purchase of ETH on the ETH markets, or the building of decentralized applications or smart contracts on the ETH network by citizens or residents of countries around the world;

•	Governmental or regulatory actions by, or investigations or litigation in, countries around the world targeting well-known decentralized applications or smart contracts that are built on the ETH network, or other developments or problems, and associated publicity, involving or affecting such decentralized applications or smart contracts;

•	Increased competition from other forms of digital assets or payment services, including digital currencies constituting legal tender that may be issued in the future by central banks, or digital assets meant to serve as a medium of exchange by major private companies or other institutions.

•	Increased competition from other blockchain networks combining smart contracts, programmable scripting languages, and an associated runtime environment, with blockchain-based recordkeeping, particularly where such other blockchain networks are able to offer users access to a larger consumer user base, greater efficiency, reliability, or processing speed, or more economical transaction processing fees than the ETH network;

•	Global or regional political, economic or financial conditions, events and situations, such as the novel coronavirus outbreak;

•	Consumer and investor preferences and perceptions of ETH specifically and digital assets generally, the ETH network relative to competing blockchain protocols, and ETH relative to competing digital assets;

•	Decreased confidence in ETH exchanges generally due the failure of certain ETH exchanges or their being subject to hacks, service outages, or manipulative trading activity, as well as to the lack of regulation and transparency associated with some of them;

•	Fiat currency withdrawal and deposit policies on ETH exchanges;

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•	The liquidity of ETH markets;

•	Levels of speculative interest and trading activity in ETH and other digital asset markets;

•	Investment and trading activities of large holders of ETH;

•	A “short squeeze” resulting from speculation on the price of ETH, if aggregate short exposure exceeds the number of shares available for purchase;

•	An active derivatives market for ETH or for digital assets generally; and

•	Fees associated with processing a ETH transaction and the speed at which ETH transactions are settled.

The value of a ETH as represented by the Reference Rate may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for future appreciation in value, if any.

The Trust is not actively managed and does not and will not have any strategy relating to the development of the ETH network. Furthermore, the Sponsor cannot be certain as to the impact of the expansion of its ETH holdings on the digital asset industry and the ETH network. A decline in the popularity or acceptance of the ETH network would harm the value of the Trust. The Sponsor believes that momentum pricing of ETH has resulted, and may continue to result, in speculation regarding future appreciation in the value of ETH, inflating and making the Reference Rate more volatile. As a result, ETH may be more likely to fluctuate in value due to changing investor confidence, which could impact future appreciation or depreciation in the Reference Rate, which could adversely affect the value of the Shares.

Due to the nature of private keys, ETH transactions are irrevocable and stolen or incorrectly transferred ETH may be irretrievable. As a result, any incorrectly executed ETH transactions could adversely affect an investment in the Trust.

ETH transactions are not reversible. Once a transaction has been signed with private keys, verified and recorded in a block that is added to the ETH Blockchain, an incorrect transfer of cryptocurrency, such as ETH, or a theft of ETH generally will not be reversible and the Trust may not be capable of seeking compensation for any such transfer or theft. To the extent that the Trust is unable to successfully seek redress for such error or theft, such loss could adversely affect an investment in the Trust.

The custody of the Trust’s ETH is handled by the ETH Custodian, and the transfer of ETH to and from Authorized Participants is directed by the Administrator. The Sponsor has evaluated the procedures and internal controls of the Trust’s ETH Custodian to safeguard the Trust’s ETH holdings, as well as the procedures and internal controls of the Trust’s Administrator. However, if the ETH Custodian’s internal procedures and controls are inadequate to safeguard the Trust’s ETH holdings, and the Trust’s private key(s) is (are) lost, destroyed or otherwise compromised and no backup of the private key(s) is (are) accessible, the Trust will be unable to access its ETH, which could adversely affect an investment in the Shares of the Trust. In addition, if the Trust’s private key(s) is (are) misappropriated and the Trust’s ETH holdings are stolen, including from or by the ETH Custodian, the Trust could lose some or all of its ETH holdings, which could adversely impact an investment in the Shares.

Security threats to the Trust’s account with the ETH Custodian could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. The Sponsor believes that the Trust’s ETH held in the Trust’s account with the ETH Custodian will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s ETH and will only become more appealing as the Trust’s assets grow. To the extent that the Trust, the Sponsor or the ETH Custodian is unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the Trust’s ETH may be subject to theft, loss, destruction or other attack.

The Sponsor has evaluated the security procedures in place for safeguarding the Trust’s ETH. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Trust.

The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, the ETH Custodian, the Trust’s other service providers, or otherwise, and, as a result, an unauthorized party may obtain access to the Trust’s account with the ETH Custodian, the private keys (and therefore ETH) or other data of the Trust. Additionally, outside parties may attempt to fraudulently induce employees of the Sponsor, the ETH Custodian, or the Trust’s other service providers to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor, the ETH Custodian, and the Trust’s other service providers may be unable to anticipate these techniques or implement adequate preventative measures.

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An actual or perceived breach of the Trust’s account with the ETH Custodian could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares.

The Ethereum network’s decentralized governance structure may negatively affect its ability to grow and respond to challenges.

The governance of decentralized networks, such as the ETH network, is by voluntary consensus and open competition. In other words, the ETH network has no central decision-making body or clear manner in which participants can come to an agreement other than through voluntary, widespread consensus. As a result, there may be a lack of consensus or clarity on the governance of the ETH network, which may stymie the network’s utility and ability to adapt and face challenges, including technical and scaling challenges. Historically the development of the source code of the ETH protocol has been overseen by the Ethereum Foundation and the core developers. The core developers evolve over time, largely based on self-determined participation. However, the ETH network would cease to operate successfully without both miners and users, and the core developers cannot formally compel them to adopt the changes to the source code desired by core developers, or to continue to render services or participate in the ETH network. EIP 1559 is an example of a proposed change where certain constituencies, such as miners, or sub-groups within a constituency, may have differing interests from those of the core developers or certain users of the ETH network, such as decentralized application and smart contract developers. As a general matter, the governance of the ETH network generally depends on the majority of all members of the ETH community ultimately reaching some form of voluntary agreement on significant changes.

The decentralized governance of the ETH network may make it difficult to find or implement solutions or marshal sufficient effort to overcome existing or future problems, especially protracted ones requiring substantial directed effort and resource commitment over a long period of time, such as scaling challenges and the implementation of Ethereum 2.0. Deeply-held differences of the opinion have led to forks in the past, such as between ETH and Ethereum Classic following The DAO hack, and could lead to additional forks in the future, with potentially divisive effects. The ETH network’s failure to overcome governance challenges could exacerbate problems experienced by the network or cause the network to fail to meet the needs of its users, and could cause users, miners, and developer talent to abandon the ETH network or to choose competing blockchain protocols, or lead to a drop in speculative interest, which could cause the value of ETH to decline. For example, Ethereum’s source code contains a “difficulty bomb,” which adjusts the difficulty of proof-of-work mining over time until it becomes extraordinarily difficult. The difficulty bomb was first introduced to ETH’s source code in the Homestead release in 2016, and was originally intended to encourage miners to switch to proof-of-stake once it is made available. Subsequent network upgrades have been implemented to delay the onset of the difficulty bomb, most recently Muir Glacier in January 2020. If the ETH community is unable to reach consensus in the future on a delay or other action to address the difficulty bomb, it could have adverse consequences for the network or lead to a fork, which could affect the value of ETH.

The price of ETH on the ETH market has exhibited periods of extreme volatility, which could have a negative impact on the performance of the Trust.

The price of ETH as determined by the ETH market has experienced periods of extreme volatility and may be influenced by a wide variety of factors. Speculators and investors who seek to profit from trading and holding ETH generate a significant portion of ETH demand. Such speculation regarding the potential future appreciation in the value of ETH may inflate the price of ETH. Conversely, a decrease in demand or speculation for speculative interest regarding ETH may cause the price to decline. The volatility of the price of ETH, particularly arising from speculative activity, may have a negative impact on the performance of the Trust.

ETH exchanges on which ETH trades are relatively new and, in some cases, largely unregulated, and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of the Trust.

Over the past several years, a number of ETH exchanges have been closed or faced issues due to fraud, failure, security breaches or governmental regulations. The nature of the assets held at ETH exchanges makes them appealing targets for hackers and a number of ETH exchanges have been victims of cybercrimes. In many of these instances, the customers of such ETH exchanges were not compensated or made whole for the partial or complete losses of their account balances in such ETH exchanges. No ETH exchange is immune from these risks. While the Trust itself does not buy or sell ETH on ETH exchanges, the loss of confidence in ETH exchanges and in the ETH market overall can slow down the mass adoption of ETH. Further, the failure of the ETH market or any other major component of the overall ETH ecosystem can have an adverse effect on the price of ETH and could therefore have a negative impact on the performance of the Trust.

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Digital asset networks face significant scaling challenges and efforts to increase the volume of transactions may not be successful.

Many digital asset networks face significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability. One means through which public blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture. Achieving decentralization may mean that every single node on a given digital asset network is responsible for securing the system by processing every transaction and maintaining a copy of the entire state of the network. However, this may involve tradeoffs from an efficiency perspective, and impose constraints on throughput.

As of December 31, 2020, the ETH network could handle approximately 13 transactions per second. In an effort to increase the volume of transactions that can be processed on it, in December 2020 the ETH network began what is expected to be the first of several stages of the upgrade called Ethereum 2.0, which is intended to transition ETH’s core consensus mechanism to proof-of-stake and to encompass additional new features over time, such as sharding. Sharding is a multi-phase upgrade to improve Ethereum’s scalability and capacity. Shard chains spread the network's load across 64 new chains. They make it easier to run a node by keeping hardware requirements low. This upgrade is planned to follow the merge of mainnet with the Beacon Chain.

If increases in throughput on the ETH network lag behind growth in usage of ETH, average fees and settlement times may increase considerably. The ETH network has been, at times, at capacity, which has led to increased transaction fees and decreased settlement speeds. For example, ETH average transaction fees are believed to have hit a record high on February 23, 2021, with an average transaction reportedly costing approximately $38. Comparatively, in early 2020, the average ETH transaction reportedly cost approximately $0.16. Increased fees and decreased settlement speeds could preclude certain uses for ETH, and could reduce demand for, and the price of, ETH, which could adversely impact the value of the Shares.

Many developers are actively researching and testing scalability solutions for public blockchains that do not necessarily result in lower levels of security or decentralization. However, there is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of the ETH network transactions will be effective, or how long these mechanisms will take to become effective, which could adversely impact the value of the Shares.

Ethereum 2.0 could divide the ETH community, fail to be implemented or prove unsuccessful.

There is no guarantee that the ETH community will embrace Ethereum 2.0, if it is implemented in the future, and the new protocol may never reach critical mass. Although Ethereum 2.0 is supported by many of the ETH network’s core developers as it is expected to improve network efficiency, scalability and security, Ethereum 2.0 could substantially affect the profitability of mining, and the current ETH mining community may resist the future adoption of the new Ethereum 2.0 protocol and such adoption may be slowed or stopped all together, or result in a hard fork. Any or all of the upgrades expected to be part of Ethereum 2.0 may fail to work as intended or to deliver the expected functionality, may never occur or may be cancelled, postponed, delayed, or otherwise stymied by governance or technical challenges or other causes, may introduce bugs, exploitable flaws, software defects, vulnerabilities or cybersecurity issues into the source code of the ETH network, may cause speculative sentiment to turn negative, or may have other deleterious effects. It is possible that the transition to Ethereum 2.0 will never occur, that the transition will be only partially implemented, or that the two protocols—the original ETH mainnet and the Ethereum 2.0 protocol—will both endure and compete going forward. Lack of successful implementation or adoption of Ethereum 2.0 may have a negative effect on the market value of ETH.

Competition from the emergence or growth of other digital assets or methods of investing in ETH could have a negative impact on the price of ETH and adversely affect the value of the Shares.

As of December 31, 2020, ETH was believed to be the second largest digital asset by market capitalization of the more than approximately 8,000 digital assets. In addition, many consortiums and financial institutions are also researching and investing resources into private or permissioned smart contracts platforms rather than open platforms like the ETH network. Competition from the emergence or growth of alternative digital assets and smart contracts platforms, such as EOS, Tezos, Tron, and numerous others, could have a negative impact on the demand for, and price of, ETH and thereby adversely affect the value of the Shares.

In addition, some digital asset networks, including the ETH network, may be the target of ill will from users of other digital asset networks. For example, in July 2016, the ETH network underwent a contentious hard fork that resulted in the creation of a new digital asset network called Ethereum Classic. As a result, some users of the Ethereum Classic network may harbor ill will toward the ETH network. These users may attempt to negatively impact the use or adoption of the ETH network. Similarly, EIP 1559, which is scheduled to be included in the “London” hard fork in July 2021, will burn gas fees instead of paying them to miners, eliminating a major source of revenue for miners. Prominent mining pools have publicly opposed EIP 1559. It is possible that, if the London hard fork takes effect and EIP 1559 is incorporated into the source code of the ETH protocol, miners and others opposed to EIP 1559 may choose not to implement the fork and could harbor ill will toward the ETH network and attempt to negatively impact it.

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Investors may invest in ETH through means other than the Shares, including through direct investments in ETH and other potential financial vehicles, possibly including securities backed by or linked to ETH and digital asset financial vehicles similar to the Trust. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in ETH directly, which could limit the market for, and reduce the liquidity of, the Shares. In addition, to the extent digital asset financial vehicles other than the Trust tracking the price of ETH are formed and represent a significant proportion of the demand for ETH, large purchases or redemptions of the securities of these digital asset financial vehicles, or private funds holding ETH, could negatively affect the price of the Shares.

Competition from central bank digital currencies (“CBDCs”) could adversely affect the value of ETH and other digital assets.

Central banks have introduced digital forms of legal tender (CBDCs). China’s CBDC project, known as Digital Currency Electronic Payment (“DC/EP”), has reportedly been tested in a live pilot program conducted in multiple cities in China. A recent study published by the Bank for International Settlements estimated that at least 36 central banks have published retail or wholesale CBDC work ranging from research to pilot projects. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, ETH and other cryptocurrencies as a medium of exchange or store of value. As a result, the value of ETH could decrease, which could adversely affect an investment in the Trust.

Smart contracts, including those relating to DeFi applications, are a new technology and their ongoing development and operation may result in problems, which could reduce the demand for ETH or cause a wider loss of confidence in the ETH network, either of which could have an adverse impact on the value of ETH.

Smart contracts are programs that run on the ETH Blockchain that execute automatically when certain conditions are met. Since smart contracts typically cannot be stopped or reversed, vulnerabilities in their programming can have damaging effects. For example, in June 2016, a vulnerability in the smart contracts underlying The DAO, a distributed autonomous organization for venture capital funding, allowed an attack by a hacker to syphon approximately $60 million worth of ETH from The DAO’s accounts into a segregated account. In the aftermath of the theft, certain core developers and contributors pursued a “hard fork” of the ETH Network in order to erase any record of the theft. Despite these efforts, the price of ETH reportedly dropped approximately 35% in the aftermath of the attack and subsequent hard fork. In addition, in July 2017, a vulnerability in a smart contract for a multi-signature wallet software developed by Parity led to a reportedly $30 million theft of ETH, and in November 2017, a new vulnerability in Parity’s wallet software reportedly led to roughly $160 million worth of ETH being indefinitely frozen in an account. Furthermore, in April 2018, a batch overflow bug was found in many Ethereum-based ERC20-compatible smart contract tokens that allows hackers to create a large number of smart contract tokens, causing multiple crypto asset platforms worldwide to shut down ERC20-compatible token trading. Similarly, in March 2020, a design flaw in the MakerDAO smart contract caused forced liquidations of crypto assets at significantly discounted prices, resulting in millions of dollars of losses to users who had deposited crypto assets into the smart contract. Problems with the development, deployment, and operation of smart contracts may have an adverse effect on the value of ETH.

In some cases, smart contracts can be controlled by one or more “admin keys” or users with special privileges, or “super users”. These users may have the ability to unilaterally make changes to the smart contract, enable or disable features on the smart contract, change how the smart contract receives external inputs and data, and make other changes to the smart contract.

Many DeFi applications are currently deployed on the Ethereum network, and smart contracts relating to DeFi applications currently represent a significant source of demand for ETH. DeFi applications may achieve their investment purposes through self-executing smart contracts that may allow users to invest digital assets in a pool from which other users can borrow without requiring an intermediate party to facilitate these transactions. These investments may earn interest to the investor based on the rates at which borrowers repay the loan, and can generally be withdrawn by the investor. For smart contracts that hold a pool of digital asset reserves, smart contract super users or admin key holders may be able to extract funds from the pool, liquidate assets held in the pool, or take other actions that decrease the value of the digital assets held by the smart contract in reserves. Even for digital assets that have adopted a decentralized governance mechanism, such as smart contracts that are governed by the holders of a governance token, such governance tokens can be concentrated in the hands of a small group of core community members, who would be able to make similar changes unilaterally to the smart contract. If any such super user or group of core members unilaterally make adverse changes to a smart contract, the design, functionality, features and value of the smart contract, its related digital assets may be harmed. In addition, assets held by the smart contract in reserves may be stolen, misused, burnt, locked up or otherwise become unusable and irrecoverable. Super users can also become targets of hackers and malicious attackers. Furthermore, the underlying smart contracts may be insecure, contain bugs or other vulnerabilities, or otherwise may not work as intended. Any of the foregoing could cause users of the DeFi application to be negatively affected, or could cause the DeFi application to be the subject of negative publicity. Because DeFi applications may be built on the Ethereum network and represent a significant source of demand for ETH, public confidence in the Ethereum network itself could be negatively affected, and the value of ETH could decrease.

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Prices of ETH may be affected due to stablecoins, the activities of stablecoin issuers and their regulatory treatment.

While the Trust does not invest in stablecoins, it may nonetheless be exposed to these and other risks that stablecoins pose for the ETH market. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets, and are typically marketed as being pegged to a fiat currency, such as the U.S. dollar. According to Tether’s website, as of May 5, 2021, approximately $25.3 billion worth of Tether’s U.S. Dollar Tether (“USDT”) has been issued by a smart contract on the ETH network as an ERC-20-compatible token. Stablecoins are a relatively new phenomenon, and it is impossible to know all of the risks that they could pose to participants in the ETH market. Some have argued that some stablecoins, particularly Tether, are improperly issued without sufficient backing, and have also argued that those associated with certain stablecoins may be involved in laundering money. On February 17, 2021, the New York Attorney General entered an agreement with Tether’s operators, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. Volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins, or regulatory concerns about stablecoin issuers or intermediaries, such as digital asset spot markets, that support stablecoins, could impact individuals’ willingness to trade on trading venues that rely on stablecoins (for example, in trading pairs involving ETH and stablecoins), or could potentially reduce the demand for ETH to be used to pay transaction fees involving stablecoin transfers taking place on the ETH network, and could impact the price of ETH.

Miners could act in collusion to raise transaction fees, which may adversely affect the usage of the ETH network.

Under the ETH networks’ current proof-of-work mining system, ETH miners collect fees for each transaction they confirm. Miners validate unconfirmed transactions by adding the previously unconfirmed transactions to new blocks in the blockchain. Miners are not forced to confirm any specific transaction, but they are economically incentivized to confirm valid transactions as a means of collecting fees. To the extent that any miners cease to record transactions in solved blocks, such transactions will not be recorded on the ETH Blockchain until a block is solved by a miner who does not require the payment of transaction fees. Miners have historically accepted relatively low transaction confirmation fees, because miners have a very low marginal cost of validating unconfirmed transactions. If miners collude in an anticompetitive manner to reject low transaction fees, then ETH users could be forced to pay higher fees, thus reducing the attractiveness of the ETH network, or to wait longer times for their transactions to be validated by a miner who does not require the payment of a transaction fee. ETH mining occurs globally and it may be difficult for authorities to apply antitrust regulations across multiple jurisdictions. Also, in theory, ETH miners could collude in other ways, such as in opposition to initiatives like EIP 1559 or the expected future transition to Ethereum 2.0. Any collusion among miners may adversely impact an investment in the Trust or the ability of the Trust to operate.

The loss or destruction of a private key required to access ETH may be irreversible.

Transfers of ETH among users are accomplished via ETH transactions (i.e., sending ETH from one user to another). The creation of a ETH transaction requires the use of a unique numerical code known as a “private key.” In the absence of the correct private key corresponding to a holder’s particular ETH, the ETH is inaccessible. The custody of the Trust’s ETH is handled by the Custodian, and the transfer of ETH to and from Authorized Participants is directed by the Sponsor. The Sponsor has evaluated the procedures and internal controls of the Trust’s Custodian to safeguard the Trust’s ETH holdings, as well as the procedures and internal controls of the Trust’s Administrator. If the Custodian’s internal procedures and controls are inadequate to safeguard the Trust’s ETH holdings, and the Trust’s private key(s) is (are) lost, destroyed or otherwise compromised and no backup of the private key(s) is (are) accessible, the Trust will be unable to access its ETH, which could adversely affect an investment in the Shares of the Trust. In addition, if the Trust’s private key(s) is (are) misappropriated and the Trust’s ETH holdings are stolen, the Trust could lose some or all of its ETH holdings, which could adversely impact an investment in the Shares of the Trust.

A temporary or permanent “fork” of the ETH Blockchain could adversely affect an investment in the Trust.

The ETH network operates using open-source protocols, meaning that any user can download the software, modify it and then propose that the users and miners of ETH adopt the modification. Modifications are typically introduced by core developers in the form of EIPs, and are often followed by a robust debate within the ETH community as to the advisability of the proposed change. After a modification is introduced and a substantial majority of users and miners consent to the modification following any debates that may take place, the change is implemented at a specific block number on the ETH Blockchain and the network continues operating uninterrupted. However, if less than a substantial majority of users and miners consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “hard fork” of the ETH network, with one group running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two different versions of the ETH network running in parallel, yet lacking interchangeability. Each network could have its own native digital asset.

For example, in July 2016, ETH “forked” into Ethereum and a new digital asset, Ethereum Classic, as a result of the ETH network community’s response to a significant security breach in which an anonymous hacker exploited a smart contract running on the ETH network to syphon approximately $60 million of ETH held by The DAO, a distributed autonomous organization, into a segregated account. In response to the hack, most participants in the ETH community elected to adopt a “fork” that effectively reversed the hack. However, a minority of users continued to develop the original blockchain, now referred to as “Ethereum Classic” with the digital asset on that blockchain now referred to as Ether Classic, or ETC. If such a hard fork were to occur on the ETH Blockchain in the future, it could cause the ETH network to lose users, miners, and developers, and could cause ETH to lose value, adversely affecting the price of the Shares. The pre-fork and post-fork blockchains could compete against each other for users, miners, and developer talent, to their mutual detriment.

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Furthermore, a hard fork can lead to new security concerns. For example, when the ETH and Ethereum Classic networks split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued ETH exchanges through at least October 2016. An ETH exchange announced in July 2016 that it had lost 40,000 Ether Classic, worth about $100,000 at that time, as a result of replay attacks. In November 2016, the ETH network underwent a hard fork, Spurious Dragon, that was intended to provide some protection against replay attacks. Another possible result of a hard fork is an inherent decrease in the level of security due to significant amounts of mining power remaining on one network or migrating instead to the new forked network. After a hard fork, it may become easier for an individual miner or mining pool’s hashing power to exceed 50% of the processing power of the network that retained or attracted less mining power, thereby making digital assets that rely on that network, which could include ETH, more susceptible to attack. Any of these events could cause the ETH network to be less attractive to potential users, including smart contract and decentralized application developers, or cause a decline in speculative interest, and thereby cause ETH to decline in value, causing a corresponding decrease in the price of the Shares.

A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Recently, such an accidental fork reportedly occurred in the Go-Ethereum (“Geth”) client, which is the implementation of ETH that many nodes use to access the ETH network. In November 2020, a bug was discovered in Geth (but not Ethereum’s other clients, such as Besu, OpenEthereum, and Nethermind), and a patch was released that all users of the Geth client were supposed to download and apply simultaneously. However, not all users of Geth did so, resulting with the non-patched Geth users temporarily running a different version of the ETH Blockchain than the patched Geth users and users of other ETH clients. This temporarily created two conflicting versions of the ETH Blockchain, causing the non-patched Geth users to be unable to reach consensus with the rest of the users of the ETH Blockchain, interrupting their access to the ETH network. Ultimately, the problem was fixed by releasing a new upgraded version of Geth that all users of the Geth client were to promptly download. This reportedly harmonized the conflicting versions and restored synchronization among Geth users, fixing the problem and restoring access to the ETH network. In the future, if an accidental or unintentional fork similar to what happened within the Geth client in November 2020 were to reoccur within Geth (or another major ETH client), or were to happen to the ETH network as a whole (instead of being limited to a single client implementation, Geth), such a fork could lead to users and miners losing confidence in the Ethereum network and abandoning it in favor of other blockchain protocols. Furthermore, it is possible that, in a future accidental or unintentional fork, a substantial number of users and miners could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains, resulting in a permanent fork. Any of these events could cause ETH to decline in value, adversely affecting the price of Shares.

Apart from the foregoing hard forks, which effectively constituted improvised responses to unplanned events, the ETH network also regularly implements planned hard forks in order to achieve its development roadmap, advance the scalability process, and to improve the network generally. For example, in connection with the ETH development roadmap, the ETH network executed planned hard forks to transition from the initial Frontier development stage into the Homestead development stage in 2016; to transition from the Homestead development stage to the first sub-stage, Byzantium, of the Metropolis development stage in 2017; to transition from the Byzantium sub-stage to the St. Petersburg sub-stage in early 2019; and to transition from the St. Petersburg sub-stage to the Istanbul sub-phase, in late 2019. In April 2021, Ethereum underwent the Berlin hard fork.

In December 2020, the ETH network began the first of several stages of an expected upgrade to Ethereum 2.0 with the launch of the Beacon Chain in Phase 0. Currently, the Beacon Chain co-exists in parallel to the Ethereum mainnet, rather than replacing it (as in a hard fork). Ethereum 2.0 is a new iteration of the ETH network that is expected to amend its consensus mechanism to include proof-of-stake and sharding, which it is anticipated will improve network speed and efficiency, ameliorating scalability challenges and strengthening network security. The Beacon Chain and future upgrades could divide the ETH community and may result in a hard fork of the ETH network, in which some might support the new Ethereum 2.0 network based on proof-of-stake while others could continue to support the original ETH mainnet utilizing proof-of-work, or could cause large numbers of users, miners, or core developers to abandon the ETH network entirely in favor of other blockchains and digital asset networks. These developments could cause ETH to lose some or all of its value, and could adversely affect the price of the Shares or the ability of the Trust to operate.

A temporary or permanent “fork” of the ETH Blockchain could adversely affect an investment in the Trust.

In the event of a hard fork, the Trust will seek to would hold equal amounts of both the original ETH and the alternative forked asset. The Trust has adopted procedures to address situations involving a fork that results in the issuance of new alternative ETH that the Trust may receive. Typically, the holder of ETH has no discretion in a hard fork; it merely has the right to claim the new ETH on a pro rata basis while it continues to hold the same number of ETH. The Trust Agreement stipulates that if such a transaction does occur, the Trust will as soon as possible direct the Custodian to distribute the new cryptocurrency in-kind to the Sponsor, as agent for the Shareholders, and the Sponsor will arrange to sell the new cryptocurrency and for the proceeds to be distributed to the Shareholders. However, the Trust may not be able, or it may not be practical, to secure or realize any economic benefit from the new asset for various reasons. For example, the Trust is under no obligation to claim the forked asset if doing so will expose the Trust or the Trust’s (original) ETH holdings to risk. Alternatively, the Custodian may not agree to provide the Trust with access to the new asset or may not have the capability to support the new asset. A fork of any kind could adversely affect an investment in the Trust or the ability of the Trust to operate and the Trust’s procedures may be inadequate to address the effects of a fork.

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The ETH Blockchain could be vulnerable to a “51% attack”, which could adversely affect an investment in the Trust or the ability of the Trust to operate.

If the majority of the processing power dedicated to mining on the ETH network is controlled by a bad actor (often referred to as a “51% attack”), it may be able to alter the ETH Blockchain on which the ETH network and ETH transactions rely. This could occur if the bad actor were to construct fraudulent blocks or prevent certain transactions from completing in a timely manner, or at all. It could be possible for the malicious actor to control, exclude or modify the ordering of transactions, though it could not generate new ETH or transactions. Further, a bad actor could “double- spend” its own ETH (i.e., spend the same ETH in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control. If the ETH community did not reject the fraudulent blocks as malicious or to the extent that such bad actor did not yield its control of processing power, reversing any changes made to the ETH Blockchain may be impossible. The possible crossing of this threshold indicates a greater risk that a single mining pool could exert authority over the validation of ETH transactions. If the feasibility of a bad actor gaining control of the processing power on the ETH network increases, there may be a negative effect on an investment in the Trust.

If miners expend less processing power on the ETH network, it could increase the likelihood of a malicious actor obtaining control.

Miners ceasing operations would reduce the collective processing power on the ETH network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the ETH Blockchain until the next scheduled adjustment in difficulty for block solutions). If a reduction in processing power occurs, the ETH network may be more vulnerable to a 51% attack. For example, if miners abandon the ETH network on a large scale following the planned July 2021 “London” hard fork implementing EIP 1559, which will reduce miners’ revenue because it will cause the ETH network to burn the gas fees that senders of transactions currently pay instead of paying them to miners as additional compensation for validating transactions, then the reduction in available hashrate could potentially make it easier to mount a 51% attack against the ETH Blockchain. If the ETH Blockchain suffers a 51% attack, the price of ETH would be negatively affected, and a loss of confidence in the ETH network would result. Any reduction in confidence in the confirmation process or processing power of the ETH network may adversely affect an investment in the Trust.

Blockchain technologies are based on the theoretical conjectures as to the impossibility of solving certain cryptographical puzzles quickly. These premises may be incorrect or may become incorrect due to technological advances.

Blockchain technologies are premised on theoretical conjectures as to the impossibility, in practice, of solving certain mathematical problems quickly. Those conjectures remain unproven, however, and mathematical or technological advances could conceivably prove them to be incorrect. Blockchain technology companies may also be negatively affected by cryptography or other technological advances, such as the development of quantum computers with significantly more power than computers presently available, that undermine or vitiate the cryptographic consensus mechanism underpinning the ETH Blockchain and other distributed ledger protocols. If either of these events were to happen, markets that rely on blockchain technologies, such as the ETH network, could quickly collapse, and an investment in the Trust may be adversely affected.

As technology advances, validators may be unable to acquire the cryptocurrency mining hardware necessary to develop and launch their operations. A decline in the ETH mining population could adversely affect the ETH network and an investment in the shares.

Due to the increasing demand for cryptocurrency mining hardware, validators may be unable to acquire the proper mining equipment or suitable amount of equipment necessary to continue their operations or develop and launch their operations. The expense of purchasing or upgrading new equipment may be substantial and diminish returns to validators dramatically, particularly if EIP 1559 is implemented and miners are no longer paid gas fees. A decline in validators may result in a decrease in the value of ETH and the value of the Trust.

If profit margins of ETH mining operations are not high, ETH network validators may elect to immediately sell ETH earned by mining, resulting in a reduction in the price of ETH that could adversely affect an investment in the shares.

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The ETH network mining operations have rapidly evolved over the past several years from individual users mining with computer processors, graphics processing units and first-generation ASIC (application-specific integrated circuit) machines. New processing power is predominantly added to the ETH network currently by “professionalized” mining operations. Such operations may use proprietary hardware or sophisticated ASIC machines acquired from ASIC manufacturers. Significant capital is necessary for mining operations to acquire this hardware, lease operating space (often in data centers or warehousing facilities), afford electricity costs and employ technicians to operate the mining farms. As a result, professionalized mining operations are of a greater scale than prior ETH network validators and have more defined, regular expenses and liabilities. In addition, mining operations are inclined to immediately sell ETH earned from their operations on the “ETH Exchange Market”. In past years, individual validators are believed to have been more likely to hold newly mined ETH for more extended periods. The immediate selling of newly mined ETH would increase the supply of ETH on the ETH market, creating downward pressure on the price of ETH.

A professional mining operation operating at a low profit margin may be more likely to sell a higher percentage of its newly mined ETH rapidly, and it may partially or completely cease operations if its profit margin is negative. In a low profit margin environment, a higher percentage of the new ETH mined each day will be sold into the ETH market more rapidly, thereby reducing ETH prices. The network effect of reduced profit margins resulting in greater sales of newly mined ETH could result in a reduction in the price of ETH that could adversely affect an investment in the Trust.

Congestion or delay in the ETH network may delay purchases or sales of ETH by the Trust and increase the attractiveness of other blockchain protocols.

The size of each block on the ETH Blockchain is currently limited, and is significantly below the level that centralized systems can provide. Increased transaction volume could result in delays in the recording of transactions due to congestion in the ETH network. Moreover, unforeseen system failures, disruptions in operations, widespread disruptions in Internet access, or poor connectivity may also result in delays in the recording of transactions on the ETH network. Any delay in the ETH network could affect the Trust’s ability to buy or sell ETH at an advantageous price, or may create the opportunity for a bad actor to double spend ETH, resulting in decreased confidence in the ETH network. Over the longer term, delays in confirming transactions could reduce the attractiveness of the ETH network to users, including developers of decentralized applications and smart contracts, which could lead to them preferring alternative blockchain protocols. As a result, the ETH network and the value of ETH would be adversely affected.

Risks Associated with Investing in the Trust

The value of the Shares may be influenced by a variety of factors unrelated to the value of ETH.

The value of the Shares may be influenced by a variety of factors unrelated to the price of ETH that may have an adverse effect on the price of the Shares. These factors include the following factors:

•	Unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares may arise, in particular due to the fact that the mechanisms and procedures governing the creation and offering of the Shares and storage of ETH have been developed specifically for this product;

•	The Trust could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;

•	The Trust could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the Trust’s account with the ETH Custodian, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets; or

•	Service providers may decide to terminate their relationships with the Trust due to concerns that the introduction of privacy enhancing features to the Ethereum network may increase the potential for ETH to be used to facilitate crime, exposing such service providers to potential reputational harm.

Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Trust’s assets.

The development and commercialization of the Trust is subject to competitive pressures.

The Trust and the Sponsor face competition with respect to the creation of competing products. The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. These competitors may also compete with the Sponsor in recruiting and retaining qualified personnel. Smaller or early stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. Accordingly, the Sponsor’s competitors may commercialize a product involving ETH more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position, the likelihood that the Trust will achieve initial market acceptance and the Sponsor’s ability to generate meaningful revenues from the Trust.

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The Trust is subject to market risk.

Market risk refers to the risk that the market price of ETH held by the Trust will rise or fall, sometimes rapidly or unpredictably. An investment in the Trust’s Shares is subject to market risk, including the possible loss of the entire principal of the investment.

The NAV of the Trust may not always correspond to the market price of ETH and, as a result, Baskets may be created or redeemed at a value that is different from the market price of the Shares.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s ETH holdings. Shareholders should be aware that the public trading price per Share may be different from the NAV for a number of reasons, including price volatility, trading activity, the closing of ETH trading platforms due to fraud, failure, security breaches or otherwise, and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of ETH.

An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share, although all such creations or redemptions must take place in-kind, and the Trust will therefore maintain its intended fractional exposure to a specific amount of ETH per Share.

Shareholders also should note that the size of the Trust in terms of total ETH held may change substantially over time and as Baskets are created and redeemed.

Authorized Participants’ buying and selling activity associated with the creation and redemption of Baskets may adversely affect an investment in the Shares of the Trust.

Authorized Participants’ purchase of ETH in connection with Basket creation orders may cause the price of ETH to increase, which will result in higher prices for the Shares. Increases in the ETH prices may also occur as a result of ETH purchases by other market participants who attempt to benefit from an increase in the market price of ETH when baskets are created. The market price of ETH may therefore decline immediately after Baskets are created.

Selling activity associated with sales of ETH by Authorized Participants in connection with redemption orders may decrease the ETH prices, which will result in lower prices for the Shares. Decreases in ETH prices may also occur as a result of selling activity by other market participants.

In addition to the effect that purchases and sales of ETH by Authorized Participants may have on the price of ETH, other exchange-traded products with similar investment objectives (if developed) could represent a substantial portion of demand for ETH at any given time and the sales and purchases by such investment vehicles may impact the price of ETH. If the price of ETH declines, the trading price of the Shares will generally also decline.

The inability of Authorized Participants and market makers to hedge their ETH exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with Basket creation and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient ETH liquidity in the market, inability to locate an appropriate hedge counterparty, etc.), such conditions may make it difficult to create or redeem Baskets or cause them to not create or redeem Baskets. In addition, the hedging mechanisms employed by Authorized Participants and market makers to hedge their exposure to ETH may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of the Trust and the spread at which the Trust trades on the open market. The market for exchange-traded ETH futures contracts has limited trading history and operational experience and may be less liquid, more volatile and more vulnerable to economic, market and industry changes than more established futures markets. The liquidity of the market will depend on, among other things, the adoption of ETH and the commercial and speculative interest in the market for the ability to hedge against the price of ETH with exchange-traded ETH futures contracts.

Arbitrage transactions intended to keep the price of Shares closely linked to the price of ETH may be problematic if the process for the creation and redemption of Baskets encounters difficulties, which may adversely affect an investment in the Shares.

If the processes of creation and redemption of the Shares encounter any unanticipated difficulties, including, but not limited to, the Trust’s inability in the future to obtain regulatory approvals for the offer and sale of additional Shares after the present offering is completed, potential market participants who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying ETH may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of Shares may decline, and the price of the Shares may fluctuate independently of the price of ETH and may fall.

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The Trust is subject to risks due to its concentration of investments in a single asset class.

Unlike other funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in a single asset class: ETH. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with ETH. By concentrating its investment strategy solely in ETH, any losses suffered as a result of a decrease in the value of ETH can be expected to reduce the value of an interest in the Trust and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.

The lack of active trading markets for the Shares of the Trust may result in losses on investors’ investments at the time of disposition of Shares.

Although Shares of the Trust are expected to be publicly listed and traded on an exchange, there can be no guarantee that an active trading market for the Trust will develop or be maintained. If investors need to sell their Shares at a time when no active market for them exists, the price investors receive for their Shares, assuming that investors are able to sell them, likely will be lower than the price that investors would receive if an active market did exist and, accordingly, a shareholder may suffer losses.

Possible illiquid markets may exacerbate losses or increase the variability between the Trust’s NAV and its market price.

Barring the forced liquidation of the Trust, the Trust does not intend to buy or sell ETH directly, although the Trustee may sell ETH to pay certain expenses. Instead, when it sells or redeems its Shares, it will do so in “in-kind” creations and redemptions managed by an Authorized Participant. Nonetheless, risks exist due to possible illiquid markets for ETH.

ETH is a new asset with a very limited trading history. Therefore, the markets for ETH may be less liquid and more volatile than other markets for more established products, such as futures contracts for traditional physical commodities. It may be difficult to execute a ETH trade at a specific price when there is a relatively small volume of buy and sell orders in the ETH market. A market disruption can also make it more difficult to liquidate a position or find a suitable counterparty at a reasonable cost.

Market illiquidity may cause losses for the Trust. The large size of the positions that the Trust may acquire will increase the risk of illiquidity by both making the positions more difficult to liquidate and increasing the losses incurred while trying to do so should the Trust need to liquidate its ETH, or making it more difficult for Authorized Participants to acquire or liquidate ETH as part of the creation and/or redemption of Shares of the Trust. Any type of disruption or illiquidity will potentially be exacerbated due to the fact that the Trust will typically invest in ETH, which is highly concentrated.

Several factors may affect the Trust’s ability to achieve its investment objective on a consistent basis.

There is no guarantee that the Trust will meet its investment objective. Factors that may affect the Trust’s ability to meet its investment objective include: (1) Authorized Participants’ ability to purchase and sell ETH in an efficient manner to effectuate creation and redemption orders; (2) transaction fees associated with the ETH Network; (3) the ETH market becoming illiquid or disrupted; (4) the Trust’s Share prices being rounded to the nearest cent and/or valuation methodologies; (5) the need to conform the Trust’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (6) early or unanticipated closings of the markets on which ETH trades, resulting in the inability of Authorized Participants to execute intended portfolio transactions; and (7) accounting standards.

The amount of ETH represented by the Shares will decline over time.

The amount of ETH represented by the Shares will continue to be reduced during the life of the Trust due to the transfer of the Trust’s ETH to pay for the Trust’s unified management fee, and to potentially pay for certain litigation expenses or other extraordinary expenses. This dynamic will occur irrespective of whether the trading price of the shares rises or falls in response to changes in the price of ETH.

Each outstanding share represents a fractional, undivided interest in the ETH held by the Trust. The Trust does not generate any income and transfers ETH to pay for the Trust’s unified management fee, and to potentially pay for certain litigation expenses or other extraordinary expenses. Therefore, the amount of ETH represented by each share will gradually decline over time. This is also true with respect to shares that are issued in exchange for additional deposits of ETH over time, as the amount of ETH required to create shares proportionally reflects the amount of ETH represented by the shares outstanding at the time of such creation unit being created. Assuming a constant ETH price, the trading price of the shares is expected to gradually decline relative to the price of ETH as the amount of ETH represented by the shares gradually declines.

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Investors should be aware that the gradual decline in the amount of ETH represented by the shares will occur regardless of whether the trading price of the shares rises or falls in response to changes in the price of ETH.

Regulatory Risk

Future and current regulations by a United States or foreign government or quasi-governmental agency could have an adverse effect on an investment in the Trust.

The regulation of ETH and related products and services continues to evolve, may take many different forms and will, therefore, impact ETH and its usage in a variety of manners. The inconsistent and sometimes conflicting regulatory landscape may make it more difficult for ETH businesses to provide services, which may impede the growth of the ETH economy and have an adverse effect on consumer adoption of ETH. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Trust or the ability of the Trust to continue to operate. Additionally, changes to current regulatory determinations of ETH’s status as not being a security, changes to regulations surrounding ETH futures or related products, or actions by a United States or foreign government or quasi-governmental agency exerting regulatory authority over ETH, the ETH network, ETH trading, or related activities impacting other parts of the digital asset market, may adversely impact ETH and therefore may have an adverse effect on the value of your investment in the Trust.

Shareholders do not have the protections associated with ownership of Shares in an investment company registered under the 1940 Act or the protections afforded by the Commodity Exchange Act.

The 1940 Act is designed to protect investors by preventing insiders from managing investment companies to their benefit and to the detriment of public investors, such as: the issuance of securities having inequitable or discriminatory provisions; the management of investment companies by irresponsible persons; the use of unsound or misleading methods of computing earnings and asset value; changes in the character of investment companies without the consent of investors; and investment companies from engaging in excessive leveraging. To accomplish these ends, the 1940 Act requires the safekeeping and proper valuation of fund assets, restricts greatly transactions with affiliates, limits leveraging, and imposes governance requirements as a check on fund management.

The Trust is not registered as an investment company under the 1940 Act, and the Sponsor believes that the Trust is not required to register under such act. Consequently, Shareholders do not have the regulatory protections provided to investors in investment companies.

The Trust will not hold or trade in commodity interests regulated by the CEA, as administered by the CFTC. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the operation of the Trust. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

Future legal or regulatory developments may negatively affect the value of ETH or require the Trust or the Sponsor to become registered with the SEC or CFTC, which may cause the Trust to liquidate.

Current and future legislation, SEC and CFTC rulemaking, and other regulatory developments may impact the manner in which ETH are treated for classification and clearing purposes. In particular, although it is currently believed that ETH is a spot commodity, if ETH itself in the future were to be classified by the CFTC as a form of “commodity interest” under the CEA, or if ETH were to be classified by the SEC as a “security” under U.S. federal securities laws, these developments could have an adverse effect on the value of ETH. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. If the Sponsor decides to terminate the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to Shareholders.

The SEC has stated that certain digital assets may be considered “securities” under the federal securities laws. The test for determining whether a particular digital asset is a “security” is complex and the outcome is difficult to predict. Public, though non-binding, statements by senior officials at the SEC indicate that the SEC may not consider ETH to be a security at this time. If ETH is in the future determined to be a “security” under federal or state securities laws by the SEC or any other agency, or in a proceeding in a court of law or otherwise, it would likely have material adverse consequences for the value of ETH. For example, it may become more difficult or impossible for ETH to be traded, cleared and custodied as compared to other digital assets that are not considered to be securities, which could in turn negatively affect the liquidity and general acceptance of ETH and cause users to migrate to other digital assets.

In 2020 the SEC filed a complaint against the promoters of XRP alleging that they raised more than $1.3 billion through XRP sales that should have been registered under the federal securities laws, but were not. In the years prior to the SEC’s action, XRP’s market capitalization at times is believed to have reached as high as $140 billion. However, in the weeks following the SEC’s complaint, XRP’s market capitalization reportedly fell to less than $10 billion, which is believed to have been less than half of its market capitalization in the days prior to the complaint. In addition, major digital asset trading platforms announced that they would delist XRP from their platforms. The SEC’s action against XRP’s promoters underscores the continuing uncertainty around which digital assets are securities, and demonstrates that such factors as how long a digital asset has been in existence, how widely held it is, and how large its market capitalization is, ultimately may not determine whether the SEC or a court will find it to be a security.

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To the extent that ETH is determined to be a security, the Trust and the Sponsor may also be subject to additional regulatory requirements, including under the 1940 Act, and the Sponsor may be required to register as an investment adviser under the Investment Advisers Act. If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s ETH at a time that is disadvantageous to Shareholders.

To the extent that ETH is deemed to fall within the definition of a “commodity interest” under the CEA, the Trust and the Sponsor may be subject to additional regulation under the CEA and CFTC regulations. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s ETH at a time that is disadvantageous to Shareholders.

If regulatory changes or interpretations of an Authorized Participant’s, the Trust’s or the Sponsor’s activities require the regulation of an Authorized Participant, the Trust or the Sponsor as a money service business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as a money transmitter or digital asset business under state regimes for the licensing of such businesses, an Authorized Participant, the Trust or the Sponsor may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or nonrecurring expenses to the Authorized Participant, Trust or Sponsor or increased commissions for the Authorized Participant’s clients, thereby reducing the liquidity of the Shares.

To the extent that the activities of any Authorized Participant, the Trust or the Sponsor cause it to be deemed a “money services business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, such Authorized Participant, the Trust or the Sponsor may be required to comply with FinCEN regulations, including those that would mandate the Authorized Participant to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records. Similarly, the activities of an Authorized Participant, the Trust or the Sponsor may require it to be licensed as a money transmitter or as a digital asset business, such as under NYDFS’ BitLicense regulation.

Such additional regulatory obligations may cause the Authorized Participant, the Trust or the Sponsor to incur extraordinary expenses. If the Authorized Participant, the Trust or the Sponsor decide to seek the required licenses, there is no guarantee that they will timely receive them. The Authorized Participant may also instead decide to terminate its role as Authorized Participant of the Trust, or the Sponsor may decide to terminate the Trust. Termination by the Authorized Participant may decrease the liquidity of the Shares, which may adversely affect the value of the Shares, and any termination of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Shareholders.

Trading on ETH exchanges outside the United States is not subject to U.S. regulation, and may be less reliable than U.S. exchanges.

Barring a liquidation of the Trust or extraordinary circumstances, the Trust does not purchase or sell ETH. In the event of a fork, however, the Trust will distribute the forked cryptoasset and return proceeds to the Sponsor, as agent for the Shareholders, and the Sponsor will sell the forked cryptoasset and distribute the proceeds to Shareholders. Similarly, in the event of a forced liquidation, the Trust may be required to sell ETH as well.

To the extent any of the Trust’s trading is conducted on ETH exchanges outside the U.S., trading on such exchanges is not regulated by any U.S. governmental agency and may involve certain risks not applicable to trading on U.S. exchanges. Certain foreign markets may be more susceptible to disruption than U.S. exchanges. These factors could adversely affect the performance of the Trust.

The Sponsor may need to find and appoint a replacement custodian quickly, which could pose a challenge to the safekeeping of the Trust’s ETH.

The Sponsor could decide to replace the ETH Custodian as the custodian of the Trust’s ETH. Transferring maintenance responsibilities of the Trust’s account with the ETH Custodian to another party will likely be complex and could subject the Trust’s ETH to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets.

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The Sponsor may not be able to find a party willing to serve as the custodian under the same terms as the current Custodian Agreement. To the extent that Sponsor is not able to find a suitable party willing to serve as the custodian, the Sponsor may be required to terminate the Trust and liquidate the Trust’s ETH. In addition, to the extent that the Sponsor finds a suitable party but must enter into a modified Custodian Agreement that is less favorable for the Trust or Sponsor, the value of the Shares could be adversely affected.

Intellectual property rights claims may adversely affect the Trust and the value of the Shares.

The Sponsor is not aware of any intellectual property rights claims that may prevent the Trust from operating and holding ETH. However, third parties may assert intellectual property rights claims relating to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of ETH. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extraordinary expenses that would be borne by the Trust through the sale or transfer of its ETH. Additionally, a meritorious intellectual property rights claim could prevent the Trust from operating and force the Sponsor to terminate the Trust and liquidate its ETH. As a result, an intellectual property rights claim against the Trust could adversely affect the value of the Shares.

It may be illegal now, or in the future, to acquire, own, hold, sell or use ETH in one or more countries, and ownership of, holding or trading in shares may also be considered illegal and subject to sanctions.

Although currently cryptocurrencies are not regulated or are lightly regulated in most countries, some countries have taken, and may take in the future, regulatory actions that severely restrict the right to acquire, own, hold, sell or use cryptocurrencies or to exchange cryptocurrencies for fiat currency. Such regulatory actions or restrictions could adversely affect an investment in the Trust or result in the termination and liquidation of the Trust at a time that is disadvantageous to investors or may adversely affect an investment in the shares.

The Trust or Sponsor may be subject to a number of regulatory and licensing requirements. If the Trust or Sponsor is not able to satisfy some or all of these requirements, the Sponsor may need to liquidate the Trust.

It is expected that the Trust or Sponsor may be subject to a number of regulatory and licensing requirements that may adversely affect the investment vehicle. Failure to satisfy those requirements may mean that the Sponsor will be unable to manage the Trust as planned, operate in certain jurisdictions or potentially operate at all, which would have severe, adverse consequences on the value of the shares.

Trust is not a registered investment company subject to the 1940 Act. Consequently, shareholders of the Trust do not have the regulatory protections provided to shareholders in registered and regulated investment companies, which, for example, require investment companies to have a certain percentage of disinterested directors and regulate the relationship between the investment company and certain of its affiliates. Further, the Trust will not hold or trade in commodity futures contracts regulated by the Commodity Exchange Act (“CEA”), as administered by the Commodity Futures Trading Commission (“CFTC”). The Trust will not engage in “retail commodity transactions” — any ETH transaction entered into on a leveraged, margined or financed basis (as described above). Such transactions are deemed to be commodity futures under the CEA and subject to CFTC jurisdiction. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the CEA. Consequently, shareholders will not have the regulatory protections provided to shareholders in CEA-regulated instruments or commodity pools.

The Trust is an emerging growth company and the Trust cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Shares less attractive to investors.

The Trust is an emerging growth company, as defined in the JOBS Act, and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. The Trust cannot predict if investors will find the shares less attractive because of the Trust’s reliance on these exemptions. If some investors find the Trust’s shares less attractive as a result, there may be a less active trading market for the shares and the price of shares may be more volatile.

In addition, under the JOBS Act, the Trust’s independent registered public accounting firm will not be required to attest to the effectiveness of its internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 for so long as it is an emerging growth company.

For as long as the Trust takes advantage of the reduced reporting obligations, the information that the Trust provides its shareholders may be different from information provided by other public companies.

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Tax Risk

Shareholders could incur a tax liability without an associated distribution from the Trust.

In the normal course of business, it is possible that the Trust could incur a taxable gain in connection with the sale of ETH (including deemed sales of ETH as a result of the Trust using ETH to pay its expenses) that is otherwise not associated with a distribution to shareholders. While purchases and sales of ETH are not expected to occur, in the event that this does occur, shareholders may be subject to tax due to the grantor trust status of the Trust even though there is not a corresponding distribution from the Trust.

The tax treatment of ETH and transactions involving ETH for United States federal income tax purposes may change.

The United States tax rules regarding the treatment of ETH and transactions involving ETH are uncertain in many respects and the tax consequences to a shareholder could differ from the shareholder’s expectations. Future legislation or guidance may result in tax consequences to the Trust and the shareholders that are materially different than those described in this prospectus, and may be adverse to the Trust and the shareholders. Shareholders should be aware that tax laws and regulations change on an ongoing basis, and that they may be changed with retroactive effect.

Current IRS guidance indicates that ETH should be treated as property for United States federal income tax purposes and that transactions involving the exchange of ETH in return for goods and services should be treated as barter exchanges. Such guidance suggests that transactions in ETH may qualify for beneficial capital gains treatment. However, because ETH is a new technological innovation, the United States federal income tax treatment of an investment in ETH or in transactions relating to investments in ETH, including without limitation the tax treatment of a fork, may evolve and change from those described in this prospectus, possibly with retroactive effect. Any such change in the United States federal income tax treatment of ETH may have a negative effect on prices of ETH and may adversely affect the value of the Shares. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving ETH. While it has started to issue such additional guidance, whether any future guidance will adversely affect the United States federal income tax treatment of an investment in ETH or in transactions relating to investments in ETH is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for United States federal income tax purposes.

The tax treatment of ETH and transactions involving ETH for state and local tax purposes is not settled.

Because ETH is a new technological innovation, the tax treatment of ETH for state and local tax purposes, including without limitation state and local income and sales and use taxes, is not settled. It is uncertain what guidance, if any, on the treatment of ETH for state and local tax purposes may be issued in the future. A state or local government authority’s treatment of ETH may have negative consequences, including the imposition of a greater tax burden on investors in ETH or the imposition of a greater cost on the acquisition and disposition of ETH generally. Any such treatment may have a negative effect on prices of ETH and may adversely affect the value of the Shares.

A hard “fork” of the ETH Blockchain could result in shareholders incurring a tax liability.

If a hard fork occurs in the ETH Blockchain, the Trust may hold both the original ETH and the alternative new ETH. The IRS has held that a hard fork resulting in the creation and delivery of new units of cryptocurrency is a taxable event giving rise to ordinary income. The Trust Agreement stipulates that if such a transaction does occur, the Trust will as soon as possible direct the Custodian to distribute the new cryptocurrency in-kind to the Sponsor, as agent for the Shareholders, and the Sponsor will arrange to sell the new cryptocurrency and for the proceeds to be distributed to the Shareholders. However, the Trust may not be able, or it may not be practical, to secure or realize any economic benefit from the new asset for various reasons. For example, the Trust is under no obligation to claim the forked asset if doing so will expose the Trust or the Trust’s (original) ETH holdings to risk.

Alternatively, the Custodian may not agree to provide the Trust with access to the new asset or may not have the capability to support the new asset. The receipt, distribution and/or sale of the alternative new ETH may cause shareholders to incur a tax liability.

Any tax liability could adversely impact an investment in the Shares and may require shareholders to prepare and file tax returns.

Other Risks

The Exchange on which the Shares are listed may halt trading in the Trust’s Shares, which would adversely impact an investor’s ability to sell Shares.

The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under the ticker symbol [“ ”]. Trading in Shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline.

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Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Trust’s Shares will continue to be met or will remain unchanged.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Participants or market makers that have substantial interests in the Trust’s Shares withdraw or “step away” from participation in the purchase (creation) or sale (redemption) of the Trust’s Shares, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in investors incurring a loss on their investment.

The market infrastructure of the ETH spot market could result in an insufficient number of active Authorized Participants to support the Trust.

ETH is extremely volatile, and concerns exist about the stability, reliability and robustness of many exchanges where ETH trade. In a highly volatile market, or if one or more exchanges supporting the ETH market faces an issue, it could be extremely challenging for any Authorized Participants to provide continuous liquidity in the Shares. There can be no guarantee that the Sponsor will be able to find an Authorized Participant to actively and continuously support the Trust.

ETH spot exchanges are not subject to same regulatory oversight as traditional equity exchanges, which could negatively impact the ability of Authorized Participants to implement arbitrage mechanisms.

The trading for spot ETH occurs on multiple trading venues that have various levels and types of regulation but are not regulated in the same manner as traditional stock and bond exchanges. If these exchanges do not operate smoothly or face technical, security or regulatory issues, that could impact the ability of Authorized Participants to make markets in the Shares. In such an event, trading in the Shares could occur at a material premium or discount against the then current NAV of the Shares of the Trust.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the Shares.

Only Authorized Participants may create or redeem Baskets. All other Shareholders that desire to purchase or sell Shares must do so through the Exchange or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to the then current NAV per Share.

The Sponsor is leanly staffed and relies heavily on key personnel to manage the Trust’s activities.

The Sponsor is leanly staffed and relies heavily on key personnel to manage its activities. These key personnel intend to allocate their time managing the Trust in a manner that they deem appropriate. If such key personnel were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Sponsor.

The Trust is new, and if it is not profitable, the Trust may terminate and liquidate at a time that is disadvantageous to shareholders.

The Trust is new. If the Trust does not attract sufficient assets to remain open, then the Trust could be terminated and liquidated at the direction of the Sponsor. Termination and liquidation of the Trust could occur at a time that is disadvantageous to shareholders. When the Trust’s assets are sold as part of the Trust’s liquidation, the resulting proceeds distributed to shareholders may be less than those that may be realized in a sale outside of a liquidation context. Investors may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights. For example, shareholders do not have the right to elect directors, the Trust may enact splits or reverse splits without shareholder approval and the Trust is not required to pay regular distributions, although the Trust may pay distributions at the discretion of the Sponsor.

An investment in the Trust may be adversely affected by competition from other investment vehicles focused on ETH or other cryptocurrencies.

The Trust will compete with direct investments in ETH, other cryptocurrencies and other potential financial vehicles, possibly including securities backed by or linked to cryptocurrency and other investment vehicles that focus on other digital assets. Market and financial conditions, and other conditions beyond the Trust’s control, may make it more attractive to invest in other vehicles, which could adversely affect the performance of the Trust.

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Shareholders cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Trust.

Shareholders cannot be assured that the Sponsor will be able to continue to service the Trust for any length of time. If the Sponsor discontinues its activities on behalf of the Trust, the Trust may be adversely affected, as there may be no entity servicing the Trust for a period of time. Such an event could result in termination of the Trust.

Shareholders may be adversely affected by creation or redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (2) such other period as the Sponsor determines to be necessary for the protection of the shareholders of the Trust. In addition, the Trust may reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

The liability of the Sponsor and the Trustee is limited, and the value of the Shares will be adversely affected if the Trust is required to indemnify the Trustee or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or the Sponsor or material breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the Sponsor may require the assets of the Trust to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the NAV of the Trust and the value of its Shares.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that the Sponsor has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

It is possible that third parties might utilize the Trust’s or the Sponsor’s intellectual property or technology, including the use of its business methods and trademarks, without permission. However, the Trust and/or the Sponsor may not have adequate resources to implement procedures for monitoring unauthorized uses of their trademarks, proprietary software and other technology. Also, third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of the Trust or the Sponsor or claim that the Trust or the Sponsor has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, the Trust or the Sponsor may have to litigate in the future to protect its trade secrets, determine the validity and scope of other parties’ proprietary rights, defend itself against claims that it has infringed or otherwise violated other parties’ rights, or defend itself against claims that its rights are invalid. Any litigation of this type, even if the Trust or the Sponsor is successful and regardless of the merits, may result in significant costs, divert its resources from the Trust or the Sponsor, or require it to change its proprietary software and other technology or enter into royalty or licensing agreements.

Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks.

With the increased use of technologies such as the internet and the dependence on computer systems to perform necessary business functions, the Trust is susceptible to operational and information security risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber- attacks include, but are not limited to, gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites. Cyber security failures or breaches of one or more of the Trust’s third-party service providers (including, but not limited to, the administrator, transfer agent, and the custodian) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of the Trust shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.

In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. The Trust and its shareholders could be negatively impacted as a result. While the Trust will establish business continuity plans, there are inherent limitations in such plans.

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ETH, ETH MARKET, ETH EXCHANGES AND REGULATION OF ETH

This section of the prospectus provides a more detailed description of ETH, including information about the Ethereum network, the historical development of ETH, how a person holds ETH, how to send ETH peer-to-peer through transactions on the ETH Blockchain, ETH mining, the “exchange” market where ETH can be bought and sold on a secondary basis, and some of the types of decentralized applications and smart contracts which create a demand for ETH to pay gas fees.

Overview of the ETH Industry and Market

ETH and the Ethereum network

ETH is the digital asset that powers the ETH network, which is a peer-to-peer, open-source network that no single intermediary or entity operates or controls (referred to as “decentralization”). ETH is not issued by governments, banks or any other centralized authority.

The vision for the ETH network was originally described in a 2013 white paper by Vitalik Buterin, a programmer involved with Bitcoin. Unlike Bitcoin, the ETH network is not intended to be effectively a limited-purpose payment platform dedicated to recording transfers of ether. Instead, by combining the ETH Blockchain with a flexible scripting language that could be used to implement sophisticated logic and execute a wide variety of instructions, the ETH network was designed to act as a foundational infrastructure layer that would enable users to create their own rules for ownership, transaction formats and state transition functions that they could build into custom software programs of their own creation. On top of the ETH network’s foundational layer, users can write and deploy “smart contracts”, which are general-purpose code that executes on every computer in the ETH network and which govern the transmission of information and value based on a set of logical conditions. Smart contract operations are executed on the ETH Blockchain in exchange for payment of ETH. Users can also build complex applications, or “decentralized applications”, which employ the ETH Blockchain as a back-end infrastructure instead of centralized web servers, and which may also have an online interface or “front end” through which their own users interact with the decentralized application. Decentralized applications execute operations on the ETH Blockchain through associated smart contracts. Using smart contracts and decentralized applications built on top of the ETH Blockchain, users can create markets, vote in elections, store data files or registries of debts or promises, represent the ownership of property, play games, and even issue their own digital assets and tokens (other than ETH) inside decentralized applications and transfer them in accordance with sophisticated sets of conditional instructions embedded into smart contracts, allowing decentralized economies to develop.

The formal development of the ETH network began through a Swiss firm called ETH Switzerland GmbH (“EthSuisse”) in conjunction with several other entities. Subsequently, the ETH Foundation, a Swiss non-profit organization, was set up to oversee the protocol’s development. The ETH network went live on July 30, 2015. Unlike other digital assets, such as Bitcoin, which are solely created through a progressive mining process, 72.0 million ETH were created “pre-mined” in connection with the launch of the ETH network. Coinciding with the network launch, it was decided that EthSuisse would be dissolved, with the ETH Foundation designated as the sole organization dedicated to protocol development.

The infrastructure of the ETH network is collectively maintained on a distributed basis by the network’s largely self-selected participants, consisting of “miners”, who run special software to validate transactions; developers of the ETH protocol, who maintain and contribute updates to the ETH network’s source code; developers of decentralized applications and smart contracts, which run on top of the ETH network; and users, who download and maintain on their individual computer a full or partial copy of the blockchain and related software. The mining process for ETH is currently subject to an issuance cap of 16.0 million ETH per year or 2.0 ETH per block, but there is currently no maximum cap on the total number of ETH that can be issued or outstanding. The value of ETH is determined by the supply of and demand for ETH on the digital asset exchanges or in peer-to-peer transactions.

Among other things, ETH is used to pay for transaction fees, or “gas fees,” associated with the computational services required to process transactions or run smart contracts on the ETH network; senders of transactions pay for the services provided and computer resources consumed (such as computation, bandwidth, and storage) by the machines executing the requested operations through gas fees, which are paid in ETH. This model is designed to increase the efficiency of the ETH network by making wasteful code more costly to execute, to prevent accidental or malicious infinite loops, as well as to promote the economic viability of the ETH network by compensating network participants who contribute computational resources for their contributions. Decentralized applications and smart contracts must obtain ETH to pay gas fees in order to operate, creating one source of demand for ETH, alongside speculation and other sources.

Smart Contracts and Development on the ETH network

Smart contracts are programs that run on a blockchain that execute automatically when activated. Smart contracts facilitate the exchange of anything representative of value, such as money (virtual or fiat), information, property or voting rights. Using smart contracts, users can vote, send or receive digital assets in accordance with complex sets of conditions, issue new digital assets, create markets, store data files or registries of debts or promises, represent ownership of property, play games, or perform a wide variety of other activities. Decentralized applications typically have a front end online interface through which they interact with the application’s users, while relying on smart contracts to manage the back end by executing code on the ETH network and recording state changes on the ETH Blockchain.

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Historically, decentralized applications on the ETH network have often been used as a platform for creating new digital assets, including a number of prominent “initial coin offerings”. One of the features of the ETH network is ETH Request for Comments (“ERCs”), which are uniform standards that may be proposed by anyone, and which promote interoperability through standardization. ERCs are widely used to create and launch new digital assets from ETH -based smart contracts, with the most common standard being ERC-20. Digital assets issued by smart contracts which are compatible with the standard are known as ERC-20 tokens. Historically, many initial coin offerings were conducted using ERC-20 tokens. The SEC has taken numerous enforcement actions against issuers and other entities involved in public offerings of ERC-20 tokens, alleging that they constituted unregistered securities offerings. Whether compatible with the ERC-20 standard or not, as of December 31, 2020, a significant percentage of all digital assets in existence have been issued by smart contracts and decentralized applications built on the ETH network, with such assets representing a substantial amount of the aggregate market value of all digital assets outstanding on all blockchain protocols.

Recently, the ETH network has been used for decentralized finance (“DeFi”) applications and platforms, which seek to democratize access to financial services, such as borrowing, lending, custody, collateral management, trading, payments, derivatives and insurance, which seek to remove third-party intermediaries from financial transactions. DeFi can allow users to lend and earn interest on their digital assets, exchange one digital asset for another and create digital assets such as stablecoins, which are pegged to a reserve asset such as fiat currency. DeFi enables novel forms of activity such as yield farming and staking. As of May 5, 2021, publicly available sources report that approximately 10.4 million ETH were locked up as collateral on DeFi platforms. Many DeFi platforms aspire to community-led decentralized governance. ETH is currently the dominant blockchain protocol for building DeFi applications and smart contracts.

Stablecoins are not restricted to DeFi projects. Centralized stablecoin issuers, such as Tether, also use the ETH network to issue their pegged or otherwise volatility-restricted digital assets. According to Tether’s website, as of May 5, 2021, approximately $25.3 billion worth of Tether’s U.S. Dollar Tether (“USDT”) has been issued by a smart contract on the ETH network as an ERC-20-compatible token. Because of their purportedly stable value, stablecoins are intended to allow users to lock in gains from trading digital assets that are measurable in real-world fiat currency or some other asset with a stable value, while never leaving the blockchain environment. For example, many digital asset exchanges list a trading pair of USDT (as an ERC-20 token) against ETH. In this way, stablecoins can facilitate liquidity throughout the cryptoeconomy. As a blockchain infrastructure protocol on top of which large volumes of stablecoins have been issued by smart contracts and decentralized applications, the ETH network plays an important role in enabling stablecoins, which in turn facilitate trading in the wider digital asset economy.

Non-fungible tokens (“NFTs”) are cryptographic assets on blockchain with unique identification codes and metadata that distinguish them from each other. Unlike cryptocurrencies, they cannot be traded or exchanged at equivalency. This differs from fungible tokens like cryptocurrencies, which are identical to each other and, therefore, can be used as a medium for commercial transactions. NFTs are unique cryptographic tokens that exist on a blockchain and cannot be replicated. NFTs can be used to represent real-world items like artwork, real-estate and sports memorabilia. “Tokenizing” these real-world tangible assets allows them to be bought, sold, and traded more efficiently while reducing the probability of fraud. NFTs can also be used to represent peoples’ identities, property rights, and more. In early March 2021 a group of Beeple NFTs was sold for over $69 million. The sale set a precedent and a record for the most expensive pieces of digital art sold thus far. The artwork was a collage comprised of Beeple’s first 5,000 days of work. Much of the current market for NFTs is centered around collectibles, such as digital artwork, sports cards, and rarities. Perhaps the most highly cited space is NBA Top Shot, a place to collect non-fungible tokenized NBA moments in a digital card form. Many NFT platforms today are built on the ETH network, given the open source nature and easy programmability of the ETH network. Future NFTs may not be built on the ETH network and may be built on different blockchains as well as centralized platforms.

The DAO and Ethereum Classic

In July 2016, the ETH network experienced what is referred to as a permanent hard fork that resulted in two different versions of its blockchain: ETH and Ethereum Classic.

In April 2016, a blockchain company known as Slock.it announced the launch of a decentralized autonomous organization, known as “The DAO” on the ETH network. The DAO was designed on a crowdfunding model, in which anyone could contribute ETH tokens to The DAO in order to become a voting member and stakeholder in the organization.

Members of The DAO, including a number of individuals associated with the ETH Foundation, could then make proposals about different projects to pursue and put them to a vote. By committing to profitable projects, members would be rewarded based on the terms of a smart contract and their proportional interest in The DAO. As of May 27, 2016, approximately 12 million ETH, representing approximately 14% of all ETH then outstanding, and worth approximately $150 million, was contributed to, and invested in, The DAO.

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On June 17, 2016, an anonymous hacker exploited vulnerabilities in The DAO’s smart contract code to divert 3.6 million ETH into an account controlled by the hacker. Upon the news of the diversion, the price of ETH dropped by as much as half as investors liquidated their ETH holdings and members of the ETH community worked to determine a solution.

In the days that followed, several attempts were made to retrieve the stolen ETH. However, these efforts proved unavailing, and Slock.it and others began advocating for a direct interference with the ETH Blockchain (i.e., a hard fork) that would create an entirely new version of the ETH Blockchain, erasing any record of the theft and restoring the stolen ETH to the original owners. The counterargument was that interfering with the ETH Blockchain to roll back a fraudulent transaction would be antithetical to the core principle of the immutability of blockchains.

The decision over whether or not to hard fork the ETH Blockchain was put to a vote of ETH community members. A majority of votes were cast in favor of a hard fork. On July 15, 2016, a hard fork specification was implemented by the ETH Foundation. On July 20, 2016, the ETH network completed the hard fork, and a new version of the blockchain, without recognition of the theft, was born.

Many believed that after the hard fork the original version of the ETH Blockchain would dissipate entirely. However, a group of miners continued to mine the original ETH Blockchain for philosophical and economic reasons. On July 20, 2016, the original ETH protocol was rebranded as Ethereum Classic, and its native token as ether classic (“ETC”), preserving the untampered transaction history (including The DAO theft). Following the hard fork of ETH, each holder of ETH automatically received an equivalent number of ETC tokens.

ETH Network’s Operations

In order to own, transfer or use ETH directly on the ETH network (as opposed to through an intermediary, such as an exchange or custodian), a person generally must have internet access to connect to the ETH network. ETH transactions may be made directly between end-users on a peer-to-peer basis without the need for a third-party intermediary. To prevent the possibility of double-spending ETH, a user must notify the ETH network of the transaction by broadcasting the transaction data to its network peers. The ETH network provides confirmation against double-spending by memorializing every transaction in the ETH Blockchain, which is publicly accessible and transparent. This memorialization and verification against double-spending is accomplished through the Ethereum network mining process, which adds timestamped “blocks” of data, including recent transaction information, to the ETH Blockchain.

Summary of an ETH Transaction

A “transaction request” refers to a request to the ETH network made by a user, in which the requesting user (the “sender”) asks the ETH network to perform a computational task or execute some code. A “transaction” refers to a fulfilled transaction request and the associated change in the ETH network’s state. Any user can broadcast a transaction request to the ETH network from a node located on the network. For the transaction request to actually result in a change to the current state of the ETH network, it must be validated, executed, and “committed to the network” by another node (i.e., a miner). Execution of the transaction request by the miner results in a change to ETH network’s state once the transaction is broadcast to all other nodes across the ETH network. Transactions can include, for example, sending ETH from one account to another, as discussed below; publishing a new smart contract onto the ETH network; or activating and executing the code of an existing smart contract, in accordance with the terms and conditions specified in the sender’s transaction request.

Each Ethereum network address is associated with an Ethereum account, and can be used to store ETH. There are two types of ETH accounts: “externally owned accounts,” which are controlled by a private key, and “smart contract accounts,” which are controlled by their own code. Externally owned accounts are controlled by users, do not contain executable code, and are associated with a unique “public key” and “private key” pair, commonly referred to as a “wallet,” with the private key being used to execute transactions. Smart contract accounts contain, and are controlled by, their own executable code: every time the smart contract account receives a transaction from, or is called by, another user, the smart contract account’s code activates, allowing it to read and write to internal storage, send ETH, or perform other operations. Both externally owned accounts and smart contract accounts can be used to send, hold, or receive ETH, and both can interact with other smart contracts. However, only externally owned accounts have the power to initiate transactions; smart contract accounts can only send transactions of their own after they are first activated or called by another transaction. An externally owned account is associated with both a public address on the Ethereum network and a private key, while a smart contract account is only associated with a public address. While a smart contract account does not use a private key to authorize transactions, including transfers of ETH, the developer of a smart contract may hold an “admin key” to the smart contract account, or have special access privileges, allowing the developer to make changes to the smart contract, enable or disable features on the smart contract, or change how the smart contract receives external inputs and data, among others.

To initiate a peer-to-peer transfer of ETH, prior to engaging in the transaction, a user opens an externally owned account by installing an ETH network software program (a client, such as Geth) on their computer or mobile device that will allow the user to generate a wallet. To send the ETH, the ETH recipient’s public key must be known to the sender. The sender’s ETH network software program puts together a digital data packet for the proposed transaction containing the recipient’s ETH network address and “signs” the transaction using the sender’s associated private key. Assuming they are externally owned accounts that have private keys (i.e., are not smart contract accounts, which do not sign transactions using private keys), neither the recipient nor the sender reveal their private keys in a transaction, because the private key is what authorizes the transfer of the ETH in the associated ETH network address to other users. Therefore, if a user loses the private key to their wallet, the user may permanently lose access to the ETH contained in the associated address. Likewise, ETH is irretrievably lost if the private key associated with them is deleted and no backup has been made.

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In addition to the receiving address and the sender’s private key “signature,” since every computation on the ETH network requires computational power from the ETH network and the payment of a corresponding gas fee, the data packet relating to the proposed transaction put together by the sender’s ETH network software program must specify the number of computational steps the transaction execution is to take and the maximum gas fee, in ETH, that the sender is willing to pay (the “gas limit”). The resulting data packet containing the signed transaction is sent by the user’s ETH network software program to the ETH network miners to allow transaction confirmation. The transaction data packet may also, but does not have to, include an additional data field containing information or code that can be read and/or executed by smart contracts and the ETH network.

ETH network miners record and confirm transactions when they mine and add blocks of information to the ETH Blockchain. When a miner mines a block, it verifies each transaction in the block, executes the associated transaction request and any code contained in the data field (up to the gas limit), calculates and deducts the gas fee from the sender’s ETH account (up to the gas limit), groups the transaction together with others into the block, performs the computational work necessary to satisfy the proof-of-work consensus mechanism to mine the block, and broadcasts the mined block to other members of the ETH network, who in turn will validate it and add it to their own versions of the blockchain in the same order. For any transaction in the block, if there is not enough gas fees to cover all of the computations requested in the transaction request, all changes relating to the transaction are reverted except the payment of the gas fees to the miner.

Upon the addition of a block included in the ETH Blockchain, the ETH network software program of both the spending party and the receiving party will show confirmation of the transaction on the ETH Blockchain and reflect an adjustment to the ETH balance in each party’s ETH network public key, completing the ETH transaction. Once a transaction is confirmed on the ETH Blockchain, it is irreversible, barring an extraordinary event, such as a 51% attack.

Some ETH transactions are conducted “off-blockchain” and are therefore not recorded in the ETH Blockchain. Some “off-blockchain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding ETH or the reallocation of ownership of certain ETH in a pooled-ownership digital wallet, such as a digital wallet owned by a digital asset exchange. In contrast to on-blockchain transactions, which are publicly recorded on the ETH Blockchain, information and data regarding off-blockchain transactions are not necessarily publicly available. While some exchanges do publicly release transaction data (outside the ETH Blockchain), others do not. Therefore, off-blockchain transactions are not truly ETH transactions in that they do not involve the transfer of transaction data on the ETH network and do not reflect a movement of ETH between addresses recorded in the ETH Blockchain. For these reasons, off-blockchain transactions are subject to risks as any such transfer of ETH ownership may not be publicly recognized by the ETH community because it is not recorded in the ETH Blockchain, and accordingly do not benefit from the immutability feature or protection against double-spending described above.

Creation of ETH

Initial Creation of ETH

Unlike other digital assets such as Bitcoin, which are solely created through a progressive mining process, 72.0 million ETH were created in connection with the launch of the ETH network. The initial 72.0 million ETH were distributed as follows:

•	Initial Distribution: 60.0 million ETH, or 83.33% of the supply, was sold to the public in a crowd sale conducted between July and August 2014 that raised approximately $18 million.

•	Ethereum Foundation: 6.0 million ETH, or 8.33% of the supply, was distributed to the Ethereum Foundation for operational costs.

•	Ethereum Developers: 3.0 million ETH, or 4.17% of the supply, was distributed to developers who contributed to the Ethereum network.

•	Developer Purchase Program: 3.0 million ETH, or 4.17% of the supply, was distributed to members of the Ethereum Foundation to purchase at the initial crowd sale price.

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Following the launch of the ETH network, ETH supply increases through a progressive mining process.

Proof-of-Work Mining Process

The ETH network is kept running by computers all over the world. In order to incentivize those who incur the computational costs of securing the network by validating transactions, there is a reward that is given to the computer that was able to create the latest block on the chain. Every 15 seconds, on average, a new block is added to the ETH Blockchain with the latest transactions processed by the network, and the computer that generated this block is currently awarded 2.0 ETH. In certain mining scenarios, ETH are sometimes sent to another miner if they are also able to find a solution, but their block was not included. This is referred to as an uncle/aunt reward. Due to the nature of the algorithm for block generation, this process (generating a “proof-of-work”) is guaranteed to be random. Over time rewards are expected to be proportionate to the computational power of each machine.

The process by which ETH is “mined” results in new blocks being added to the ETH Blockchain and new ETH being issued to the miners. Computers on the ETH network engage in a set of prescribed complex mathematical calculations in order to add a block to the ETH Blockchain and thereby confirm ETH transactions included in that block’s data.

To begin mining, a user can download and run ETH network mining software, which turns the user’s computer into a “node” on the ETH Ethereum network that validates blocks. Each block contains the details of some or all of the most recent transactions that are not memorialized in prior blocks, as well as a record of the award of ETH to the miner who added the new block. Each unique block can only be mined and added to the ETH Blockchain by one miner. Therefore, all individual miners and mining pools on the ETH network are engaged in a competitive process of constantly increasing their computing power to improve their likelihood of solving for new blocks. As more miners join the ETH network and its processing power increases, the ETH network adjusts the complexity of the block-solving equation to maintain a predetermined pace of adding a new block to the ETH Blockchain approximately every fifteen seconds. A miner’s proposed block is added to the ETH Blockchain once a majority of the nodes on the ETH network confirms the miner’s work. Miners that are successful in adding a block to the ETH Blockchain are automatically awarded ETH for their effort and may also receive transaction fees paid by transferors whose transactions are recorded in the block. This reward system is the method by which new ETH enter into circulation to the public.

Proof-of-Stake Mining Process

In 2021 or 2022, the ETH network may undergo the early stages of an upgrade called Serenity, or Ethereum 2.0. Ethereum 2.0 is intended to be a new iteration of the ETH network that would include switching from a proof-of-work consensus mechanism to a proof-of-stake consensus mechanism. Unlike proof-of-work, in which miners expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, in proof-of-stake, miners (sometimes called validators) risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the amount of coins staked. Any malicious activity, such as mining multiple blocks, disagreeing with the eventual consensus or otherwise violating protocol rules, results in the forfeiture or “slashing” of a portion of the staked coins. Proof-of-stake is viewed as more energy efficient and scalable than proof-of-work and is sometimes referred to as “virtual mining".

Limits on ETH Supply

The rate at which new ETH are mined and put into circulation is expected to vary. ETH issuances are currently capped at 16.0 million ETH per year or 2.0 ETH per block, but there is no maximum cap on the total number of ETH outstanding. In 2021 or 2022, the ETH network may switch from proof-of-work to a new proof-of-stake consensus algorithm under development, called Casper. The attributes of the new consensus algorithm are subject to change, but the new algorithm may implement a maximum cap on total ETH issuance. As of December 31, 2020, approximately 114.1 million ETH were outstanding.

Modifications to the ETH Protocol

The ETH network is an open source project with no official developer or group of developers that controls it. However, historically the ETH network’s development has been overseen by the ETH Foundation and other core developers. The ETH Foundation and core developers are able to access and alter the ETH network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the ETH network’s source code.

For example, in 2019 the ETH network completed a network upgrade called Metropolis that was designed to enhance the usability of the ETH network and was introduced in two stages. The first stage, called Byzantium, was implemented in October 2017. The purpose of Byzantium was to increase the network’s privacy, security, and scalability and reduce the block reward from 5.0 ETH to 3.0 ETH. The second stage, called Constantinople, was implemented in February 2019, along with another upgrade, called St. Petersburg. The purpose of these upgrades was to prepare the ETH network for the introduction of a proof-of-stake algorithm and reduce the block reward from 3.0 ETH to 2.0 ETH. The current version of the ETH network also contains a “difficulty bomb,” under which mining will become extraordinarily difficult over time, encouraging miners to switch to proof-of-stake once it is made available. In January 2020, a network upgrade called Muir Glacier was implemented in order to delay this difficulty bomb. Another recent network upgrade, called Istanbul, was implemented in December 2019. The purpose of Istanbul was to make the network more denial of service-resistant, enable greater ETH and Zcash interoperability as well as other Equihash-based proof of work digital assets, and to increase the scalability and performance for solutions on zero-knowledge privacy technology like SNARKs and STARKs. Furthermore, in April 2021, a network upgrade called Berlin was implemented, which contained a number of technical upgrades, including some designed to deter denial-of-service attacks. Ethereum’ s next network upgrade, called London, has been scheduled by the ETH core developers for July 2021, though it is opposed by significant segments of the mining community. It is expected to include EIP 1559, which is intended to take out of circulation, or “burn”, the gas fees that users who send transactions on the ETH network currently must pay. Right now, gas fees are paid directly to miners as additional compensation for validating transactions. After EIP 1559, however, miners will no longer receive such gas fees, which could materially impact the profitability of their mining operations. Miners will still receive the “block reward” for mining new blocks, and may receive a discretionary “tip” from the sender.

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The release of updates to the ETH network’s source code does not guarantee that the updates will be automatically adopted. Users and miners must accept any changes made to the ETH source code by downloading the proposed modification of the ETH network’s source code. A modification of the ETH network’s source code is only effective with respect to the ETH users and miners that download it. If a modification is accepted only by a percentage of users and miners, a division in the ETH network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.” Consequently, as a practical matter, a modification to the source code becomes part of the ETH network only if accepted by participants collectively having a majority of the processing power on the ETH network.

Core development of the ETH source code has increasingly focused on modifications of the ETH protocol to increase speed and scalability and also allow for a range of different application and smart contract use cases. The Trust’s activities will not directly relate to such applications and smart contracts, though such applications and smart contracts may utilize ETH to facilitate transactions on the ETH network, thereby potentially increasing demand for ETH. Conversely, projects that operate and are built within the ETH Blockchain may increase the data flow on the ETH network and could either “bloat” the size of the ETH Blockchain or slow confirmation times.

Ethereum 2.0

The current architecture of the ETH network is able to process around 13 transactions per second, according to publicly-available sources, resulting in users having to accept long delays and/or pay high transaction fees. Beginning in December 2020, the ETH network commenced what is anticipated to be a slow transition to a new blockchain called Ethereum 2.0. The set of interconnected upgrades, including the expected transition from proof-of-work to proof-of-stake, as well as the expected use of sharding, is anticipated to improve network speed and efficiency, allowing scalability for future users and strengthening network security. The purpose of sharding is to increase scalability of a database, such as a blockchain, by splitting the data processing responsibility among many nodes, allowing for parallel processing and validation of transactions. This contrasts with the existing ETH Blockchain, which requires each node to process and validate every transaction. When complete, the redesigned Ethereum 2.0 blockchain is intended to see network throughput or transaction speed rise from current levels to thousands of transactions per second.

The preliminary stage, known as Phase 0, of what is expected to be the transition to Ethereum 2.0 was commenced in December 2020 with the launch of the validator registry, referred to as the Beacon Chain. The newly-launched Beacon Chain, which is expected to eventually serve as the coordinating mechanism for the future proof-of-stake Ethereum 2.0 consensus mechanism, will co-exist in parallel, but separately from, the main ETH network in its present form (or “mainnet”), which is based on proof-of-work, for a period of time. For now, the Beacon Chain is mainly intended to allow nodes to conduct staking transactions to test the new consensus mechanism. It is expected that other new features of Ethereum 2.0, such as sharding, will be gradually introduced to the Beacon Chain over time, though the timing is uncertain and these new features may never be implemented. It is presently expected that, at some point in the future, the proof-of-work-based ETH mainnet will merge, or “dock,” into the Beacon Chain and its proof-of-stake-based consensus system, integrating and unifying both networks into a single proof-of-stake-based ETH network, though the timing is uncertain and it may never happen.

Forms of Attack Against the Ethereum Network

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the ETH network contains certain flaws. For example, the ETH network is currently vulnerable to a “51% attack” where, if a mining pool were to gain control of more than 50% of the hash rate for a digital asset, a malicious actor would be able to gain full control of the network and the ability to manipulate the ETH Blockchain.

In addition, many digital asset networks have been subjected to a number of denial of service attacks, which has led to temporary delays in block creation and in the transfer of digital assets. Any similar attacks on the ETH network that impact the ability to transfer ETH could have a material adverse effect on the price of ETH and the value of the Shares.

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Competition

More than 8,000 other digital assets, as tracked by CoinMarketCap.com, have been developed since the inception of Bitcoin, currently the most developed digital asset because of the length of time it has been in existence, the investment in the infrastructure that supports it, and the network of individuals and entities that are using Bitcoin in transactions. While ETH has enjoyed some success in its limited history, the aggregate value of outstanding ETH is smaller than that of Bitcoin and may be eclipsed by the more rapid development of other digital assets. In addition, while ETH was the first digital asset with a network that served as a smart contracts platform, a number of newer digital assets also function as smart contracts platforms, including EOS, Tezos, Ethereum Classic and Horizen. Some industry groups are also creating private, permissioned blockchain versions of ETH.

Regulation and Government Oversight

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial institution regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset exchange markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of exchanges or other service-providers that hold digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity.

The effect of any future regulatory change on the Trust or ETH is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

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THE TRUST AND ETH PRICES

Overview of the Trust

The Trust’s investment objective is to provide exposure to ETH at a price that is reflective of the actual ETH market where investors purchase and sell ETH, less the expenses of the Trust’s operations. In seeking to achieve its investment objective, the Trust will hold ETH; in seeking to ensure that the price of the Trust’s Shares is reflective of the actual ETH market, the Trust will value its Shares daily as determined by the Reference Rate, process all creations and redemptions in-kind, and accrue its management fee solely in ETH.

The Sponsor believes that the Trust will provide a cost-efficient way for investors to implement strategic and tactical asset allocation strategies that use ETH by investing in the Trust’s Shares rather than purchasing, holding and trading ETH directly. The latter alternative would require selecting a ETH exchange and opening an account or arranging a private transaction, establishing a personal computer system capable of transacting directly on the blockchain, and incurring the risk associated with maintaining and protecting a private key that is irrecoverable if lost, among other difficulties.

Net Asset Value

The NAV of the Trust is the aggregate value of the Trust’s assets less its liabilities (which include estimated accrued but unpaid fees and expenses). In determining the NAV of the Trust, the Administrator values the ETH held by the Trust on the basis of the price of ETH as determined by the Reference Rate. The Administrator determines the NAV of the Trust on each day the Exchange is open for regular trading. The NAV for a normal trading day will be released after 4:00 p.m. EST. The Administrator also determines the NAV per Share, which equals the NAV of the Trust, divided by the number of outstanding Shares.

In addition, in order to provide updated information relating to the Trust for use by Shareholders and market professionals, an intraday indicative value (“IIV”) will be calculated and disseminated throughout the core trading session on each trading day. The IIV will be calculated by using the prior day’s closing NAV per Share of the Trust as a base and updating that value throughout the trading day to reflect changes in the most recently reported price level of the CME CF Ether-Dollar Real Time Index (“ETHUSD_RTI”), as reported by Bloomberg, L.P. or another reporting service. The CME CF ETHUSD_RTI is calculated in real time based on the Relevant Order Books of all Constituent ETH Exchanges. A “Relevant Order Book” is the universe of the currently unmatched limit orders to buy or sell in the ETH/USD pair that is observed in the publicly available API’s of the Constituent ETH Exchanges and retrieved by CF Benchmarks Ltd., the CME CF ETHUSD_RTI administrator.

Dissemination of the IIV may provide additional information that is not otherwise available to the public and is useful to Shareholders and market professionals in connection with the trading of the Trust’s Shares on the Exchange. The IIV should not be viewed as a “real-time” update of the Trust’s NAV because the IIV is not calculated in the same manner as the NAV, which is computed once per day. The Trust, the Sponsor and its affiliates are not involved in, or responsible for, the calculation or dissemination of the IIV and make no warranty as to its accuracy.

The Reference Rate

The Reference Rate was created to facilitate financial products based on ETH. It serves as a once-a-day benchmark rate of the U.S. dollar price of ETH (USD/ETH), calculated as of 4:00 p.m. Eastern time. The Reference Rate, which has been calculated and published since May 2021, aggregates the trade flow of several ETH exchanges, during an observation window between 3:00 p.m. and 4:00 p.m. Eastern time into the U.S. dollar price of one ETH at 4:00 p.m. Eastern time. Specifically, the Reference Rate is calculated based on the “Relevant Transactions” (as defined below) of all of its constituent ETH exchanges, which are currently Bitstamp, Coinbase, Kraken, itBit and Gemini (the “Constituent ETH Exchanges”), as follows:

•	All Relevant Transactions are added to a joint list, recording the time of execution, trade price and size for each transaction.

•	The list is partitioned by timestamp into 12 equally-sized time intervals of 5 (five) minute length.

•	For each partition separately, the volume-weighted median trade price is calculated from the trade prices and sizes of all Relevant Transactions, i.e., across all Constituent ETH Exchanges. A volume-weighted median differs from a standard median in that a weighting factor, in this case trade size, is factored into the calculation.

•	The Reference Rate is then determined by the arithmetic mean of the volume-weighted medians of all partitions.

The Reference Rate does not include any futures prices in its methodology. A “Relevant Transaction” is any cryptocurrency versus U.S. dollar spot trade that occurs during the “TWAP Period” on a Constituent ETH/USD Exchange in the ETH/USD pair that is reported and disseminated by a Constituent ETH Exchange through its publicly available API and observed by the Benchmark Administrator, CF Benchmarks Ltd. “TWAP” refers to the Time Weighted Average Price period for which trade data is observed, or 60 minutes observation window between 3:00 p.m. and 4:00 p.m. Eastern time.

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An oversight function is implemented by the Benchmark Administrator in seeking to ensure that the Reference Rate is administered through the Benchmark Administrator’s codified policies for Reference Rate integrity.

CF BENCHMARKS LTD.’S DATA IS USED UNDER LICENSE AS A SOURCE OF INFORMATION FOR THE TRUST’S PRODUCTS. CF BENCHMARKS LTD., ITS AGENTS AND LICENSORS HAVE NO OTHER CONNECTION TO THE TRUST’S PRODUCTS AND SERVICES AND DOES NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY OF THE TRUST’S PRODUCTS OR SERVICES. CF BENCHMARKS LTD., ITS AGENTS AND LICENSORS HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE TRUST’S PRODUCTS AND SERVICES. CF BENCHMARKS LTD., ITS AGENTS AND LICENSORS DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY INDEX LICENSED TO THE TRUST AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.

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CALCULATION OF NAV

The Trust’s NAV per Share is calculated by:

•	taking the current market value of its total assets;

•	subtracting any liabilities; and

•	dividing that total by the total number of outstanding Shares.

The Administrator calculates the NAV of the Trust once each Exchange trading day. The NAV for a normal trading day will be released after 4:00 p.m. EST. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. EST. However, NAVs are not officially struck until later in the day (often by 5:30 p.m. EST and almost always by 8:00 p.m. EST). The pause between 4:00 p.m. EST and 5:30 p.m. EST (or later) provides an opportunity to algorithmically detect, flag, investigate, and correct unusual pricing should it occur.

The Sponsor reserves the right to adjust the Share price of the Trust in the future to maintain convenient trading ranges for Shareholders. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate NAV per Share, but would have no effect on the net assets of the Trust or the proportionate voting rights of Shareholders or the value of any Shareholder’s investment.

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ADDITIONAL INFORMATION ABOUT THE TRUST

The Trust

The Trust is a Delaware statutory trust, formed on July 30, 2021 pursuant to the Delaware Statutory Trust Act (“DSTA”). The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust operates pursuant to the Trust Agreement. Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust. The Trust is managed by the Sponsor. The Sponsor is a limited liability company formed in the State of Delaware on September 23, 2019.

The Trust is not registered as an investment company under the 1940 Act and is not required to register under such act. The Trust will not hold or trade in commodity futures contracts regulated by the CEA, as administered by the CFTC. The Trust is not a commodity pool for purposes of the CEA and neither the Sponsor, nor the Trustee is subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the Shares.

The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of baskets. The creation and redemption of baskets requires the delivery to the Trust or the distribution by the Trust of the amount of ETH represented by the NAV of the baskets being created or redeemed. The total amount of ETH required for the creation of baskets will be based on the combined net assets represented by the number of baskets being created or redeemed.

The Trust has no fixed termination date.

The Trust’s Fees and Expenses

The Trust will pay the Sponsor a unified management fee of [ ]. The Trust will accrue and pay the management fee in ETH only. The Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Sponsor’s unified management fee.

Termination of the Trust

The Sponsor will notify shareholders at least 30 days before the date for termination of the Trust Agreement and the Trust if any of the following occurs:

•	Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five business days of their delisting;

•	180 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

•	The SEC determines that the Trust is an investment company under the 1940 Act, and the Sponsor has made the determination that termination of the Trust is advisable;

•	The CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act, and the Sponsor has made the determination that termination of the Trust is advisable;

•	The Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the US Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder or is determined to be a “money transmitter” (or equivalent designation) under the laws of any state in which the Trust operates and is required to seek licensing or otherwise comply with state licensing requirements, and the Sponsor has made the determination that termination of the Trust is advisable;

•	A United States regulator requires the Trust to shut down or forces the Trust to liquidate its ETH;

•	Any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the price of ETH for purposes of determining the NAV of the Trust;

•	The Sponsor determines that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust;

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•	The Trust fails to qualify for treatment, or ceases to be treated, as a “grantor trust” under the Code or any comparable provision of the laws of any State or other jurisdiction where that treatment is sought, and the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;

•	60 days have elapsed since DTC or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity;

•	The Trustee elects to terminate the Trust after the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation and a successor sponsor has not been appointed; or

•	The Sponsor elects to terminate the Trust after the Trustee, Administrator, or the Custodian (or any successor trustee, administrator or custodian) resigns or otherwise ceases to be the trustee, administrator or custodian of the Trust, as applicable, and no replacement trustee, administrator and/or custodian acceptable to the Sponsor is engaged.

In addition, the Trust may be dissolved at any time for any reason by the Sponsor in its sole discretion. In respect of termination events that rely on Sponsor determinations to terminate the Trust (e.g., if the SEC determines that the Trust is an investment company under the 1940 Act; the CFTC determines that the Trust is a commodity pool under the CEA; the Trust is determined to be a money transmitter under the regulations promulgated by FinCEN; the Trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for United States federal income tax purposes; or, following a resignation by a trustee or custodian, the Sponsor determines that no replacement is acceptable to it), the Sponsor may consider, without limitation, the profitability to the Sponsor and other service providers of the operation of the Trust, any obstacles or costs relating to the operation or regulatory compliance of the Trust relating to the determination’s triggering event, and the ability to market the Trust to investors. To the extent that the Sponsor determines to continue operation of the Trust following a determination’s triggering event, the Trust will be required to alter its operations to comply with the triggering event. In the instance of a determination that the Trust is an investment company, the Trust and Sponsor would have to comply with the regulations and disclosure and reporting requirements applicable to investment companies and investment advisers. In the instance of a determination that the Trust is a commodity pool, the Trust and the Sponsor would have to comply with regulations and disclosure and reporting requirements applicable to commodity pools and commodity pool operators or commodity trading advisers. In the event that the Trust is determined to be a money transmitter, the Trust and the Sponsor will have to comply with applicable federal and state registration and regulatory requirements for money transmitters and/or money service businesses. In the event that the Trust ceases to qualify for treatment as a grantor trust for United States federal tax purposes, the Trust will be required to alter its disclosure and tax reporting procedures and may no longer be able to operate or to rely on pass-through tax treatment. In each such case and in the case of the Sponsor’s determination as to whether a potential successor trustee or custodian is acceptable to it, the Sponsor will not be liable to anyone for its determination of whether to continue or to terminate the Trust.

Upon termination of the Trust, following completion of winding up of its business by the Sponsor, the Trustee, upon written directions of the Sponsor, will cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with applicable Delaware law. Upon the termination of the Trust, the Sponsor will be discharged from all obligations under the Trust Agreement except for its certain obligations that survive termination of the Trust Agreement.

Amendments

The Trust Agreement can be amended by the Sponsor in its sole discretion and without the shareholders’ consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement. Any such restatement, amendment and/or supplement to the Trust Agreement will be effective on such date as designated by the Sponsor in its sole discretion. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustee will require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion. Every shareholder, at the time any amendment so becomes effective, will be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event will any amendment impair the right of Authorized Participants to surrender baskets and receive therefor the amount of Trust assets represented thereby (less fees in connection with the surrender of Shares and any applicable taxes or other governmental charges), except in order to comply with mandatory provisions of applicable law.

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THE TRUST’S SERVICE PROVIDERS

The Sponsor

The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor will not exercise day-to-day oversight over the Trustee or the Custodian. The Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis. The Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Sponsor’s unified management fee.

The principal office of the Sponsor is:

Kryptoin Investment Advisors LLC
1049 El Monte Avenue, Suite 782
Mountain View, CA 94040
(905) 597-2636

Officers of the Sponsor

The following is a biographical summary of the business experience of each of the officers, directors and other key employees of the Sponsor:

Jason Toussaint serves as Chief Executive Officer of the Sponsor and has served in such capacity since March 2021. Prior to that, he served as Head of Exchange Traded Products of the Sponsor since its inception in September 2019. Mr. Toussaint has more than 20 years of experience in the investment and ETF industry. He was previously CEO of World Gold Trust Services, Sponsor of the SPDR Gold Shares (GLD) ETF, where he led the growth in assets to more than US$78 billion. He also previously served as Managing Director and Global Head of Investment at the World Gold Council. Prior to this, he held ETF and investment management roles at Northern Trust, Morgan Stanley, and JP Morgan.]

Donnie Kim has served as Chief Technology Officer and Managing Director of the Sponsor since April 2021 and, prior to that, as Chief Operating Officer of the Sponsor since its inception in September 2019. Mr. Kim has been involved in digital assets and exchange traded products since April 2017. Mr. Kim has demonstrated experience for executing the necessities of growing businesses with extensive skills in marketing, publishing, application and systems development as well as business development. He also serves as the founder and Chief Executive Officer of Kryptoin ETF Systems, which is an advisor and developer for Index Token technology.

The Trustee

Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the DSTA. The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.

General Duty of Care of Trustee

The Trustee is a fiduciary under the Trust Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement.

Resignation, Discharge or Removal of Trustee; Successor Trustees

The Trustee may resign at any time by giving at least 30 days advance written notice to the Sponsor. The Sponsor may remove the Trustee at any time by giving at least 30 days advance written notice to the Trustee. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.

If the Trustee resigns or is removed, the Sponsor, acting on behalf of the shareholders, is required to use reasonable efforts to appoint a successor trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the DSTA. Any resignation or removal of the Trustee and appointment of a successor Trustee cannot become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and expenses due to the outgoing Trustee are paid or waived by the outgoing Trustee. Following compliance with the preceding sentence, the successor will become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under the Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations herein. If no successor Trustee shall have been appointed and shall have accepted such appointment within forty-five (45) days after the giving of such notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

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If the Trustee resigns and no successor trustee is appointed within 180 days after the date the Trustee issues its notice of resignation, the Sponsor will terminate and liquidate the Trust and distribute its remaining assets.

The Administrator

Under the Trust Administration and Accounting Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust, including calculating the NAV per Share of the Trust and the NAV of the Trust. In addition, the Administrator makes available the office space, equipment, personnel and facilities to provide such services.

The Custodian

The Custodian was selected by the Sponsor. The Custodian will use segregated cold storage ETH addresses for the Trust which are separate from the ETH addresses that the Custodian uses for its other customers and which are directly verifiable via the ETH blockchain. The Custodian will at all times record and identify in its books and records that such ETH constitute the property of the Trust. The Custodian will not loan, hypothecate, pledge or otherwise encumber the Trust’s ETH without the Trust’s instruction. The Custodian, in carrying out its duties concerning the safekeeping of, and dealing with, the Trust’s ETH, is required to take reasonable care and use commercially reasonable efforts in executing its responsibilities under the Custody Agreement, and as a fiduciary under Section 100 of the New York Banking Law, the Custodian is held to specific capital reserve requirements and banking compliance standards.

The Transfer Agent

The Transfer Agent: (1) issues and redeems Shares of the Trust; (2) responds to correspondence by Trust shareholders and others relating to its duties; (3) maintains shareholder accounts; and (4) makes periodic reports to the Trust.

The Marketing Agent

The Marketing Agent is responsible for: (1) working with the Administrator to review and approve, or reject, creation and redemption orders of Baskets placed by Authorized Participants with the Administrator; and (2) reviewing and approving the marketing materials prepared by the Trust for compliance with applicable SEC and FINRA advertising laws, rules, and regulations.

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CUSTODY OF THE TRUST’S ASSETS

Custody of the Trust’s Assets

ETH private keys may be stored in two different forms: “hot wallet” storage, whereby the private keys are stored on secure, internet-connected devices, and “cold” storage, where digital currency private keys are stored completely offline. The ETH that the Custodian will hold for the Trust will generally be stored offline in cold storage. However, ETH may enter “hot” storage during the deposit and redemption process, meaning that the ETH will be in a “hot wallet” for a temporary period. Additionally, to the extent the Trust determines to utilize the Custodian’s exchange, clearing or over-the-counter trading services, ETH will be temporarily moved to and held in the Custodian’s omnibus “hot wallet” while these transactions are settled.

The Custodian has adopted the following security policies and practices with respect to digital assets held in cold storage: hardware security modules (“HSMs”) are used to generate, store and manage cold storage private keys; multi- signature technology is used to provide both security against attacks and tolerance for losing access to a key or facility, eliminating single points of failure; all HSMs are stored offline in air-gapped environments within a diverse network of guarded, monitored and access-controlled facilities that are geographically distributed; multiple levels of physical security and monitoring controls are implemented to safeguard HSMs within storage facilities; and all fund transfers require the coordinated actions of multiple employees.

The Custodian has adopted the following security policies and practices with respect to digital assets held in its hot wallet: HSMs are used to store and manage hot wallet private keys; operational redundancy is achieved through geographic disbursement of failover storage facilities and hardware, thus protecting against service disruptions and single points of failure; all hot wallet HSMs are stored within secured facilities that are access-controlled, guarded, and monitored; tiered access-controls are applied to the Custodian’s production environment to restrict access to employees based on role, following the principle of least-privilege; administrative access to its production environment requires multi-factor authentication; and the Custodian offers additional account level protections such as crypto address whitelisting, which allows customers to restrict withdrawals to addresses only included in the customer’s whitelist.

Each Authorized Participant is required to maintain an Authorized Participant ETH Account at the Trust’s Custodian.

The only other ETH accounts that the Trust may transfer ETH to and receive ETH from are Authorized Participants’ ETH Accounts. For the creation and redemption of Shares, ETH moves solely between an Authorized Participant’s account at the Custodian and the Trust’s account at the Custodian. Authorized Participants assume the risks associated with the transfer of ETH to the Authorized Participants’ ETH Accounts.

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FORM OF SHARES

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. The Transfer Agent has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. The Transfer Agent keeps a record of all shareholders and holders of the Shares in certified form in the registry (“Register”). The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in Depository Trust Company (“DTC”).

Book Entry

Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of investors holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC has advised us as follows: It is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

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TRANSFER OF SHARES

The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised us that it will take any action permitted to be taken by a shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

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PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell Shares of the Trust in secondary market transactions through brokers. Shares are expected to trade on the Exchange under the ticker symbol [“ ..”] Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges. Shareholders are encouraged to review the terms of their brokerage account for details on applicable charges.

Authorized Participants

The offering of the Trust’s Shares is a best efforts offering. The Trust continuously offers Baskets consisting of 100,000 Shares to Authorized Participants. Authorized Participants pay a transaction fee (unless waived) for each order they place to create or redeem one or more Baskets.

The offering of Baskets is being made in compliance with Conduct Rule 2310 of FINRA. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.

The per Share price of Shares offered in Baskets on any subsequent day will be the total NAV of the Trust calculated shortly after the close of the Exchange on that day divided by the number of issued and outstanding Shares of the Trust. An Authorized Participant is not required to sell any specific number or dollar amount of Shares.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase baskets from, and put baskets for redemption to, the Trust. An Authorized Participant is under no obligation to create or redeem baskets or to offer to the public Shares of any baskets it does create.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. For example, the initial Authorized Participant will be a statutory underwriter with respect to the initial purchase of Baskets. Any purchaser who purchases Shares with a view towards distribution of such Shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from the Trust, breaks the basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the 1933 Act.

While the Authorized Participants may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or The Sponsor for their purchases of Baskets.

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CREATION AND REDEMPTION OF SHARES

The Trust creates and redeems Shares from time to time, but only in one or more Baskets. The creation and redemption of baskets is only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of ETH represented by the Baskets being created or redeemed, the amount of which is equal to the combined NAV of the number of Shares included in the baskets being created or redeemed determined as of 4:00 p.m., New York Time, on the day the order to create or redeem Baskets is properly received. Creations of Baskets may only be settled after the requisite ETH is deposited in the Trust ETH Account.

Authorized Participants are the only persons that may place orders to create and redeem baskets. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Sponsor. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of the ETH required for such creation and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trust, without the consent of any shareholder or Authorized Participant. Authorized Participants pay the Administrator a fee for each order they place to create or redeem one or more Baskets. The transaction fee may be waived, reduced, increased or otherwise changed by the Sponsor. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Prior to initiating any creation or redemption order, an Authorized Participant must have entered into an agreement with the Custodian to establish an Authorized Participant ETH Account. As described in more detail in the Authorized Participant Agreement, all transfers of ETH from the Trust ETH Account and to the Trust ETH Account are made to and from the Authorized Participant ETH Accounts only. The Trust will only transfer ETH for redemptions to Authorized Participant ETH Accounts established and maintained at the Trust’s Custodian.

Certain Authorized Participants are expected to be capable of participating directly in the spot ETH and ETH futures markets. Some Authorized Participants or their affiliates may from time to time buy or sell ETH and may profit in these instances. The Sponsor believes that the size and operation of the ETH market make it unlikely that Authorized Participants’ direct activities in the ETH or securities markets will significantly impact the price of ETH or the Trust’s Shares. Authorized Participants must be (1) a DTC Participant; (2) registered as a broker-dealer under the Exchange Act and regulated by Financial Industry Regulatory Authority, or FINRA, or some other self-regulatory organization or will be exempt from being or otherwise not required to be so regulated or registered; and (3) qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Under the Authorized Participant Agreement, the Sponsor, and the Trust under limited circumstances, have agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and form of Authorized Participant Agreement are filed as exhibits to the registration statement of which this Prospectus is a part.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Administrator, that must be approved by the Marketing Agent, to create one or more Baskets. For purposes of processing creation and redemption orders, a “business day” means any day other than a day when the Exchange or the New York Stock Exchange is closed for regular trading. Purchase orders must be placed by [_____] a.m., New York Time, or the close of regular trading on the Exchange, whichever is earlier. The day on which an order is received by the Administrator and approved by the Marketing Agent, is considered the purchase order date.

By placing a purchase order, an Authorized Participant agrees to deposit ETH with the Trust. Prior to the delivery of Baskets for a purchase order, the Authorized Participant must also have wired the nonrefundable transaction fee due for the creation order.

Determination of Required Deposits

The total deposit of ETH required to create each Basket, or a Creation Basked Deposit, is an amount of ETH that is in the same proportion to the total assets of the Trust (net of accrued expenses and other liabilities) on the date the order to purchase is properly received, as the number of Shares to be created under the purchase order is in proportion to the total number of Shares outstanding on the date the order is received.

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On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of ETH constituting the Basket Deposit as appropriate to reflect accrued expenses and any loss of ETH that may occur. The computation is made by the Administrator as promptly as practicable after 4:00 p.m. (New York time). The Administrator determines the Basket Deposit for a given day by dividing the number of ETH held by the Trust as of the opening of business on that business day, adjusted for the amount of ETH constituting estimated accrued but unpaid fees and expenses of the Trust as of the opening of business on that business day, by the quotient of the number of Trust Shares outstanding at the opening of business divided by 100,000. Fractions of an ETH smaller than [ ] are disregarded for purposes of the computation of the Basket Deposit. The Basket Deposit so determined is communicated via electronic mail message to all Authorized Participants and made available on the Sponsor’s website for the Shares. The Exchange also publishes the Basket Deposit determined by the Administrator as indicated above.

Delivery of Required Deposits

An Authorized Participant who places a purchase order is responsible for crediting its Authorized Participant ETH Account with the required ETH deposit by 12pm New York time on the second business day following the purchase order date. Upon receipt of the ETH deposit amount in the Authorized Participant ETH Account, the Custodian will notify the Sponsor that the ETH has been deposited. The Authorized Participant and the Sponsor, will instruct the Custodian to transfer the ETH deposit amount from the Authorized Participant ETH Account to the Trust ETH Account on the second business day following the purchase order date.

Upon receipt of confirmation from the Custodian that the ETH deposit amount has been transferred from the Authorized Participant ETH Account to the Trust ETH Account, the Administrator will direct DTC to credit the number of Shares created to the Authorized Participant’s DTC account.

ETH held in the Trust’s ETH Custody Account is the property of the Trust and is not traded, leased, or loaned under any circumstances.

Rejection of Purchase Orders

The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any purchase order or Basket Deposit if the Sponsor determines that:

•	the purchase order or Basket Deposit is not in proper form;

•	it would not be in the best interest of the shareholders of the Trust;

•	the acceptance of the purchase order or the Basket Deposit would have adverse tax consequences to the Trust or its shareholders;

•	the acceptance or receipt of which would, in the opinion of counsel to The Sponsor, be unlawful; or

•	circumstances outside the control of the Trust, the Sponsor, the Marketing Agent or the Custodian make it, for all practical purposes, not feasible to process Baskets (including if the Sponsor determines that the investments available to the Trust at that time will not enable it to meet its investment objective).

None of the Sponsor, the Marketing Agent or the Custodian will be liable for the rejection of any purchase order or Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Administrator to redeem one or more Baskets. Redemption orders must be placed by [ ] p.m., New York Time, or the close of regular trading on the Exchange, whichever is earlier. A redemption order will be effective on the date it is received by the Custodian and approved by the Marketing Agent (“Redemption Order Date”).

Determination of Redemption Distribution

The redemption distribution from the Trust consists of a movement of ETH to the redeeming Authorized Participant ETH Account representing the amount of ETH held by the Trust evidenced by the Shares being redeemed. The redemption distribution due from the Trust will be delivered once the Administrator notifies the Sponsor that the Authorized Participant has delivered the Shares represented by the Baskets to be redeemed to the Trust’s DTC account. If the Trust’s DTC account has not been credited with all of the Shares of the Baskets to be redeemed, the redemption distribution will be delayed until such time as the confirmation of delivery of all such Shares. Only whole Baskets will be redeemable. Fractions of a ETH smaller than [ ] included in the redemption distribution are disregarded.

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Delivery of Redemption Distribution

The redemption distribution due from the Trust will be delivered to the Authorized Participant on the second business day following the Redemption Order Date if, by [ ] a.m. New York Time, on such business day, the Trust’s DTC account has been credited with the Baskets to be redeemed. If the Trust’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution will be delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Administrator receives the fee applicable to the extension of the redemption distribution date which the Administrator may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Trust’s DTC account by [ ] a.m. New York time on such next business day. Any further outstanding amount of the redemption order may be cancelled.

Once the Administrator notifies the Sponsor that the Shares have been received in the Trust’s DTC account, the Sponsor instructs the Custodian to transfer the redemption ETH amount from the Trust ETH Account to the Authorized Participant’s ETH Account.

The Sponsor is the only entity that may initiate a withdrawal of ETH from the Trust ETH Account, and the only accounts that may receive ETH from the Trust ETH Account are Authorized Participant ETH Accounts.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of ETH is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Trust’s assets. If the Sponsor has difficulty liquidating the Trust’s positions, e.g., because of a market disruption event or an unanticipated delay in the liquidation of a position in an over the counter contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified.

Redemption orders must be made in whole Baskets. The Sponsor acting by itself or through the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement may, in its sole discretion, reject any redemption order (1) the Sponsor determines not to be in proper form, (2) the fulfillment of the order, in the opinion of its counsel, might be unlawful, or (3) if circumstances outside the control of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement or the Custodian make it, for all practical purposes, not feasible to process.

None of the Sponsor, the Administrator, or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Creation and Redemption Transaction Fee

To compensate the Administrator for expenses incurred in connection with the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee to the Administrator to create or redeem Baskets, which does not vary in accordance with number of Baskets in such order. The transaction fee may be waived, reduced, increased or otherwise changed by the Sponsor. The Sponsor will notify DTC of any change in the transaction fee and will not implement any increase in the fee for the redemption of Baskets until thirty (30) days after the date of notice.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

The Trust issues Shares in Baskets to Authorized Participants from time to time in exchange for deposits of the amount of ETH represented by the Baskets being created. A current list of Authorized Participants is available from the Administrator and the Sponsor.

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As discussed above, Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker- dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it does create.

Authorized Participants that do offer to the public Shares from the Baskets they create will do so at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the Exchange, the NAV of the Trust at the time the Authorized Participant purchased the Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of ETH or other portfolio investments. Baskets are generally redeemed when the price per Share is at a discount to the per Share NAV. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either the Trust or the Sponsor and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares. Shares trade in the secondary market on the Exchange.

Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of investors who seek to purchase or sell Shares in the secondary market and the liquidity of ETH.

Investors who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and may incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under a ticker symbol to be announced prior to the commencement of trading.

The Kryptoin distribution plan also includes consultation with distribution firms about successful asset raising and further collaborating with service providers to navigate the distribution landscape and leverage of their resources. This includes in-depth information about broker-dealers, RIA relationship platforms, guidance on share class rationalization, best practices with regards to research teams, centers of influence and eligibility requirements, enhanced marketing opportunities, and comparative fee analysis.

More extensive engagements would involve a results-oriented, integrated approach to construct a long-term plan to raise assets including the creation of a customized distribution strategy plan to develop sophisticated sales strategies and product positioning to help differentiate and gain access to opportunities.

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USE OF PROCEEDS

Proceeds received by the Trust in the form of deposits from the issuance of Baskets consist of ETH. Such deposits are held by the Custodian on behalf of the Trust until (i) delivered to Authorized Participants in connection with redemptions of Baskets or (ii) sold at the direction of the Trustee to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor.

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OWNERSHIP OR BENEFICIAL INTEREST IN THE TRUST

The beneficial interest in the Trust is divided into Shares. Each Share of the Trust represents an equal beneficial interest in the net assets of the Trust, and each holder of Shares is entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any.

All Shares are fully paid and non-assessable. No Share will have any priority or preference over any other Share of the Trust. All distributions, if any, will be made ratably among all shareholders from the assets of the Trust according to the number of Shares held of record by such shareholders on the record date for any distribution or on the date of termination of the Trust, as the case may be. Except as otherwise provided by the Sponsor, shareholders will have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

The Sponsor will have full power and authority, in its sole discretion, without seeking the approval of the Trustee or the shareholders (a) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Trust as the Sponsor may from time to time determine, (b) to divide the beneficial interest in the Trust into an unlimited amount of Shares, with or without par value, as the Sponsor will determine, (c) to issue Shares without limitation as to number (including fractional Shares), to such persons and for such amount of consideration, subject to any restriction set forth in the By-Laws, if any, at such time or times and on such terms as the Sponsor may deem appropriate, (d) to divide or combine the Shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the shares in the assets held, and (e) to take such other action with respect to the Shares as the Sponsor may deem desirable. The ownership of Shares will be recorded on the books of the Trust or a transfer or similar agent for the Trust. No certificates certifying the ownership of Shares will be issued except as the Sponsor may otherwise determine from time to time. The Sponsor may make such rules as it considers appropriate for the issuance of Share certificates, transfer of Shares and similar matters. The record books of the Trust as kept by the Trust, or any transfer or similar agent, as the case may be, will be conclusive as to the identity of the shareholders and as to the number of Shares held from time to time by each.

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CONFLICTS OF INTEREST

There are present and potential future conflicts of interest in the Trust’s structure and operation you should consider before you purchase Shares. The Sponsor will use this notice of conflicts as a defense against any claim or other proceeding made. If the Sponsor is not able to resolve these conflicts of interest adequately, it may impact the Trust’s ability to achieve its investment objective.

The officers, directors and employees of the Sponsor do not devote their time exclusively to the Trust. These persons are directors, officers or employees of other entities which may compete with the Trust for their services. They could have a conflict between their responsibilities to the Trust and to those other entities.

The Sponsor has adopted policies and procedures that identify the conflicts of interest associated with these companies and their principals, officers, directors and employees when and if trading ETH futures and related contracts or other ETH -linked derivatives. These policies are intended to prevent conflicts of interest occurring where the Sponsor or their principals, officers, directors or employees could give preferential treatment to their own accounts or trade their own accounts ahead of or against the Trust.

The Sponsor has sole current authority to manage the investments and operations of the Trust, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests. Shareholders have very limited voting rights, which will limit their ability to influence matters such as amendment of the Trust Agreement, change in the Trust’s basic investment policy, dissolution of the Trust, or the sale or distribution of the Trust’s assets.

The Sponsor serves as the sponsor to the Trust. The Sponsor may have a conflict to the extent that its trading decisions for the Trust may be influenced by the effect they would have on any other funds it manages in the future. In addition, the Sponsor may be required to indemnify its officers, directors and key employees with respect to their activities on behalf of any other such funds, if the need for indemnification arises. This potential indemnification could cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Trust losses and/or termination of the Trust.

If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Trust, it will have no duty to offer such opportunity to the Trust. The Sponsor will not be liable to the Trust or the shareholders for breach of any fiduciary or other duty if Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Trust. Neither the Trust nor any shareholder has any rights or obligations by virtue of the Trust Agreement, the trust relationship created thereby, or this Prospectus in such business ventures or the income or profits derived from such business ventures. The pursuit of such business ventures, even if competitive with the activities of the Trust, will not be deemed wrongful or improper.

Resolution of Conflicts Procedures

The Trust Agreement provides that whenever a conflict of interest exists between the Sponsor or any of its affiliates, on the one hand, and the Trust or any shareholders or any other person, on the other hand, the Sponsor will resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.

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FIDUCIARY AND REGULATORY DUTIES OF THE SPONSOR

The general fiduciary duties which would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are replaced by the terms of the Trust Agreement (to which terms all shareholders, by subscribing to the Shares, are deemed to consent).

Additionally, under the Trust Agreement, the Sponsor has the following obligations as a sponsor of the Trust:

•	Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

•	Retain independent public accountants to audit the accounts of the Trust;

•	Employ attorneys to represent the Trust;

•	Select the Trust’s Trustee, administrator, transfer agent, custodian(s), ETH exchange counterparties and OTC market participant counterparties, index provider, marketing agent(s); insurer(s) and any other service provider(s) and cause the Trust to enter into contracts with such service provider(s);

•	Negotiate and enter into insurance agreements to secure and maintain the insurance coverage to the extent described in the Prospectus;

•	Develop a marketing plan for the Trust on an ongoing basis and prepare marketing materials regarding the Trust;

•	Maintain the Trust’s website;

•	Acquire and sell ETH, subject in each instance to the limitations imposed by the Trust Agreement, with a view to providing shareholders with exposure to ETH at a price that is reflective of the actual ETH market where investors can purchase or sell ETH, less the expenses of the Trust’s operations, valuing the Trust’s Shares daily based on the Reference Rate or any other pricing methodology adopted by the Sponsor in its discretion (for the avoidance of doubt, the Sponsor may select such subsequent pricing methodology without shareholder approval);

•	Enter into an Authorized Participant Agreement with each Authorized Participant and discharge the duties and responsibilities of the Trust and the Sponsor thereunder;

•	Receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted purchase orders, as described in the Trust Agreement and in the Authorized Participant Agreement;

•	In connection with purchase orders, receive directly or through its delegates the number of ETH in an amount equal to the NAV of a Basket from Authorized Participants;

•	In connection with purchase orders, after accepting an Authorized Participant’s purchase order and receiving ETH, in an amount equal to the NAV of the Basket(s), the Sponsor or its delegate will direct the Trust’s appointed transfer agent to credit the Baskets to fill the Participant’s purchase order within one Business Day immediately following the purchase order date;

•	Receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted redemption orders, as described in the Trust Agreement and in the Authorized Participant Agreement;

•	In connection with redemption orders, after receiving the redemption order specifying the number of Baskets that the Authorized Participant wishes to redeem and after the Trust’s DTC account has been credited with the Baskets to be redeemed, the Sponsor or its delegates will transfer to the redeeming Authorized Participant: an amount of ETH, in each case equal to the NAV of the Trust multiplied by the number of Shares to be redeemed under the redemption order;

•	Assist in the preparation and filing of reports and proxy statements (if any) to the shareholders, the periodic updating of the Registration Statement and Prospectus and other reports and documents for the Trust required to be filed by the Trust with the SEC and other governmental bodies;

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•	Use its best efforts to maintain the status of the Trust as a grantor trust for United States federal income tax purposes, including making such elections, filing such tax returns, and preparing, disseminating and filing such tax reports, as it is advised by its counsel or accountants are from time to time required by any statute, rule or regulation of the United States, any State or political subdivision thereof, or other jurisdiction having taxing authority in respect of the Trust or its administration. The expense of accountants employed to prepare such tax returns and tax reports will be an expense of the Trust;

•	Monitor all fees charged to the Trust, and the services rendered by the service providers to the Trust, to determine whether the fees paid by, and the services rendered to, the Trust are at competitive rates and are the best price and services available under the circumstances, and if necessary, renegotiate the fee structure to obtain such rates and services for the Trust;

•	Perform such other services as the Sponsor believes the Trust may from time to time require; and

•	In general, to carry out any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant or growing out of or connected with the aforesaid business or purposes, objects or powers.

To the extent that in law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the shareholders or to any other person, the Sponsor will not be liable to the Trust, the shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this Prospectus unless such reliance constitutes gross negligence, bad faith, or willful misconduct on the part of the Sponsor.

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LIABILITY AND INDEMNIFICATION

Trustee

The Trustee will not be liable for the acts or omissions of the Sponsor, nor will the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under the Trust Agreement. The Trustee will not be personally liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:

•	the Trustee will not be personally liable for any error of judgment made in good faith except to the extent such error of judgment constitutes gross negligence on its part;

•	no provision of the Trust Agreement will require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Trustee shall have reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

•	under no circumstances will the Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

•	the Trustee will not be personally responsible for or in respect of the validity or sufficiency of the Trust Agreement or for the due execution hereof by the Sponsor;

•	the Trustee will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of any governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by an authorized officer of the Sponsor or any other corresponding directing party, as to such fact or matter, and such certificate will constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

•	in the exercise or administration of the trust hereunder, the Trustee (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee will not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys will have been selected by the Trustee in good faith and with due care and (ii) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;

•	except as expressly provided in Article [ ] of the Trust Agreement, the Trustee acts solely as a trustee under the Trust Agreement and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by the Trust Agreement will look only to the Trust’s property for payment or satisfaction thereof; and

•	the Trustee will not be liable for punitive, exemplary, consequential, special or other similar damages under any circumstances.

The Trustee or any officer, affiliate, director, employee, or agent of the Trustee (each, an “Indemnified Person”) will be entitled to indemnification from the Sponsor or the Trust, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under State or federal securities laws) of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Trust Agreement or the transactions contemplated in the Trust Agreement; provided, however, that the Sponsor and the Trust will not be required to indemnify any Indemnified Person for any Expenses that are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person. The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons will survive the termination of the Trust Agreement.

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Sponsor

The Sponsor will not be under any liability to the Trust, the Trustee or any shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any ETH or other assets held in trust hereunder; provided, however, that this provision will not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or by any other Person for any matters arising hereunder. The Sponsor will in no event be deemed to have assumed or incurred any liability, duty, or obligation to any shareholder or to the Trustee other than as expressly provided for herein. The Trust will not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

In addition, as described in the Trust Agreement, (i) whenever a conflict of interest exists or arises between the Sponsor or any of its Affiliates, on the one hand, and the Trust, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated herein or therein provides that the Sponsor will act in a manner that is, or provides terms that are, fair and reasonable to the Trust, the Sponsor will resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor will not constitute a breach of the Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

The Sponsor and its shareholders, members, directors, officers, employees, Affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust and held harmless against any loss, liability or expense incurred hereunder without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under Section 4.06 of the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

Provisions of Law

According to applicable law, indemnification of the Sponsor is payable only if the Sponsor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Trust.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of the Sponsor or any underwriter for the Trust may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.

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MANAGEMENT; VOTING BY SHAREHOLDERS

The shareholders of the Trust take no part in the management or control, and have no voice in, the Trust’s operations or business. Except in limited circumstances, shareholders have no voting rights under the Trust Agreement.

The Sponsor generally has the right to amend the Trust Agreement as it applies to the Trust provided that the shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee will be binding upon or effective against the Trustee unless consented to by the Trustee in the form of an instruction letter.

The Trust does not have any directors, officers or employees. The creation and operation of the Trust has been arranged by the Sponsor. The Sponsor is not governed by a board of directors. The following persons, in their respective capacities as directors or executive officers of the Sponsor perform certain functions with respect to the Trust that, if the Trust had directors or executive officers, would typically be performed by them.

[To be provided by amendment]

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MEETINGS

Meetings of the Trust’s shareholders may be called by the Sponsor for such purposes as may be prescribed by law or the Trust Agreement. All notices of meetings will be sent or otherwise given to each shareholder of record not less than seven nor more than one hundred twenty days before the date of the meeting in the manner determined by the Sponsor. The notice will specify: (a) the place, date and hour of the meeting; and (b) the general nature of the business to be transacted. Shareholders may vote in person, by proxy, or in any manner determined by the Sponsor at any such meeting. Except when a larger quorum is required by applicable law or by the Trust Agreement, the presence (in person or by ballot) of thirty- three and one-third percent (33 1/3%) of the Shares entitled to vote will constitute a quorum at a shareholders’ meeting. Any action taken by shareholders may be taken without a meeting so long as Shareholders holding a majority of Shares entitled to vote on the matter (or such larger proportion thereof as will be required by any express provision of this Trust Agreement or federal law) or holding a majority (or such larger proportion as aforesaid) of the Shares entitled to vote separately on the matter consent to the action in writing or by other electronic means. Such consent will be treated for all purposes as a vote taken at a meeting of shareholders.

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BOOKS AND RECORDS

The Trust keeps its books of record and account at the office of the Sponsor located at 1049 El Monte Avenue, Suite 782, Mountain View, CA 94040, or at the offices of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust.

The Trust keeps a copy of the Trust Agreement on file in the Sponsor’s office, which will be available for inspection by any shareholder at all times during the Sponsor’s usual business hours upon reasonable advance notice.

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STATEMENTS, FILINGS, AND REPORTS TO SHAREHOLDERS

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner, as is required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Administrator will assist and support the Sponsor in the preparation of such reports.

The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

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FISCAL YEAR

The fiscal year of the Trust is the calendar year. The Sponsor may select an alternate fiscal year.

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GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust and DTC and, by accepting Shares, each DTC Participant and each shareholder, consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor or the Trust.

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LEGAL MATTERS

Litigation and Claims

Within the past 5 years of the date of this Prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

Eversheds Sutherland (US) LLP has advised the Sponsor in connection with the Shares being offered. Eversheds Sutherland (US) LLP also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust. Certain opinions of counsel will be filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

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EXPERTS

The financial statements of Kryptoin Ethereum ETF Trust will be included herein in reliance on the report of [         ], an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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MATERIAL CONTRACTS

Administrative Agency Agreement

[To be provided by subsequent amendment.]

Custodian Agreement

[To be provided by subsequent amendment.]

Distribution Agreement

[To be provided by subsequent amendment.]

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UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion of the material United States federal income tax considerations that generally will apply to the purchase, ownership and disposition of Shares by a U.S. Shareholder (as defined below), and certain United States federal income considerations that may apply to an investment in Shares by a Non-U.S. Shareholder (as defined below), represents, insofar as it describes conclusions as to United States federal income tax law and subject to the limitations and qualifications described therein, the opinion of [ ], special United States federal income tax counsel to the Sponsor. The discussion below is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of shareholders may vary depending upon their own particular circumstances. Certain shareholders (including but not limited to banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, tax- exempt organizations, tax-exempt or tax-advantaged retirement plans or accounts, brokers or dealers, traders, partnerships for United States federal income tax purposes, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,” “constructive sale” or other integrated transaction for United States federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, persons with “applicable financial statements” within the meaning of Section 451(b) of the Code, or other investors with special circumstances) may be subject to special rules not discussed below. In addition, the following discussion applies only to investors who will hold Shares as “capital assets” within the meaning of Section 1221 of the Code. Moreover, the discussion below does not address the effect of any state, local or foreign tax law consequences that may apply to an investment in Shares. Purchasers of Shares are urged to consult their own tax advisers with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Shareholder” is a shareholder that is:

•	an individual who is treated as a citizen or resident of the United States for United States federal income tax purposes;

•	a corporation (or entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or

•	a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or a trust that has made a valid election under applicable Treasury Regulations to be treated as a domestic trust.

A shareholder that is not a U.S. Shareholder as defined above is considered a “Non-U.S. Shareholder” for purposes of this discussion.

If a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes holds Shares, the tax treatment of a partner generally depends upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, the discussion below may not be applicable, and we urge you to consult your own tax adviser for the United States federal income tax implications of the purchase, ownership and disposition of such Shares.

Taxation of the Trust

The Sponsor and the Trustee will treat the Trust as a “grantor trust” for United States federal income tax purposes. In the opinion of [       ], although not free from doubt due to the lack of directly governing authority, the Trust should be classified as a “grantor trust” for United States federal income tax purposes (and the following discussion assumes such classification). As a result, the Trust itself should not be subject to United States federal income tax. Instead, the Trust’s income and expenses should “flow through” to the shareholders, and the Trustee will report the Trust’s income, gains, losses and deductions to the IRS on that basis. The opinion of [       ] represents only its best legal judgment and is not binding on the IRS or any court. Accordingly, there can be no assurance that the IRS will agree with the conclusions of counsel’s opinion and it is possible that the IRS or another tax authority could assert a position contrary to one or all of those conclusions and that a court could sustain that contrary position. Neither the Sponsor nor the Trustee will request a ruling from the IRS with respect to the classification of the Trust for United States federal income tax purposes or with respect to any other matter. If the IRS were to assert successfully that the Trust is not classified as a “grantor trust,” the Trust would likely be classified as a partnership for United States federal income tax purposes, which may affect the timing and other tax consequences to the shareholders, and might be classified as a publicly traded partnership that would be taxable as a corporation for United States federal income tax purposes, in which case the Trust would be taxed in the same manner as a regular corporation on its taxable income and distributions to shareholders out of the earnings and profits of the Trust would be taxed to shareholders as ordinary dividend income.

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The remainder of this discussion assumes that the Trust will be classified as a grantor trust for United States federal income tax purposes.

Taxation of U.S. Shareholders

Shareholders should be treated, for United States federal income tax purposes, as if they directly owned a pro rata share of the underlying assets held in the Trust. U.S. Shareholders also should be treated as if they directly received their respective pro rata shares of the Trust’s income, if any, and as if they directly incurred their respective pro rata shares of the Trust’s expenses. In the case of a shareholder that acquires its Shares as part of the creation of a Basket, the delivery of ETH to the Trust in exchange for a pro rata share of the underlying ETH represented by the Shares should not be a taxable event to the shareholder, and the shareholder’s tax basis and holding period for the shareholder’s pro rata share of the ETH held in the Trust should be the same as its tax basis and holding period for the ETH delivered in exchange therefor. For purposes of this discussion, and unless stated otherwise, it is assumed that all of a shareholder’s Shares are acquired on the same date and at the same price per Share. U.S. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the underlying ETH related to such Shares.

On March 25, 2014, the IRS released guidance on the treatment of convertible virtual currencies (such as ETH) for United States federal income tax purposes. The guidance classified virtual currencies as “property” that is not currency for United States federal income tax purposes and clarified that virtual currencies could be held as a capital asset, but it did not address several other aspects of the United States federal income tax treatment of virtual currencies. Because ETH is a new technological innovation, the United States federal income tax treatment of ETH or transaction relating to investments in ETH may evolve and change from those discussed below, possibly with retroactive effect. In this regard, the IRS indicated in May 2019 that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving ETH. Whether such additional guidance will adversely affect the United States federal income tax treatment of an investment in ETH or in transactions relating to investments in ETH is unknown.

Although the Trust does not intend to sell ETH, it will use ETH to pay certain expenses of the Trust, which under current IRS guidance will be treated as a sale of such ETH. A shareholder should recognize gain or loss in an amount equal to the difference between (a) the shareholder’s pro rata share of the amount realized by the Trust upon the transfer and (b) the shareholder’s tax basis for its pro rata share of the ETH that was transferred. A shareholder’s tax basis for its share of any ETH transferred to pay fees or expenses by the Trust should generally be determined by multiplying the shareholder’s total basis for its share of all of the ETH held in the Trust immediately prior to the sale, by a fraction the numerator of which is the amount of ETH transferred, and the denominator of which is the total amount of the ETH held in the Trust immediately prior to the transfer. After any such transfer, a shareholder’s tax basis for its pro rata share of the ETH remaining in the Trust should be equal to its tax basis for its share of the total amount of the ETH held in the Trust immediately prior to the transfer, less the portion of such basis allocable to its share of the ETH that was transferred.

Upon a shareholder’s sale of some or all of its Shares, the shareholder will be treated as having sold the portion or all, respectively, of its pro rata share of the ETH held in the Trust at the time of the sale that is attributable to the Shares sold. Accordingly, the shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (a) the amount realized pursuant to the sale of the Shares, and (b) the shareholder’s tax basis for the portion of its pro rata share of the ETH held in the Trust at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph. Based on current IRS guidance, such gain or loss (as well as any gain or loss realized by a shareholder on account of the Trust transferring ETH to pay fees or expenses) will generally be long-term or short-term capital gain or loss, depending upon whether the shareholder has a holding period in its pro rata share of the ETH that was transferred of more than one year.

A redemption of some or all of a shareholder’s Shares in exchange for the underlying ETH represented by the Shares redeemed generally will not be a taxable event to the shareholder. The shareholder’s tax basis for the ETH received in the redemption generally will be the same as the shareholder’s tax basis for the portion of its pro rata share of the ETH held in the Trust immediately prior to the redemption that is attributable to the Shares redeemed. The shareholder’s holding period with respect to the ETH received should include the period during which the shareholder held the Shares redeemed. A subsequent sale of the ETH received by the shareholder will be a taxable event, unless a nonrecognition provision of the Code applies to such sale.

After any sale or redemption of less than all of a shareholder’s Shares, the shareholder’s tax basis for its pro rata share of the ETH held in the Trust immediately after such sale or redemption generally will be equal to its tax basis for its share of the total amount of the ETH held in the Trust immediately prior to the sale or redemption, less the portion of such basis which is taken into account in determining the amount of gain or loss recognized by the shareholder upon such sale or, in the case of a redemption, that is treated as the basis of the ETH received by the shareholder in the redemption.

If a fork occurs in the ETH Blockchain, the Trust may hold both the original ETH and the alternative new ETH. The Trust Agreement stipulates that if such a transaction does occur, the Trust will as soon as possible direct the Custodian to distribute the new cryptocurrency in-kind to the Sponsor, as agent for the Shareholders, and the Sponsor will arrange to sell the new cryptocurrency and for the proceeds to be distributed to the Shareholders. However, the Trust may not be able, or it may not be practical, to secure or realize any economic benefit from the new asset for various reasons. For example, the Trust is under no obligation to claim the forked asset if doing so will expose the Trust or the Trust’s (original) ETH holdings to risk. Alternatively, the Custodian may not agree to provide the Trust with access to the new asset, or may not have the capability to support the new asset. The receipt, distribution and/or sale of the new alternative asset may cause shareholders to incur a tax liability.

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3.8% Tax on Net Investment Income

Certain U.S. Shareholders who are individuals are required to pay a 3.8% tax on the lesser of the excess of their modified adjusted gross income over a threshold amount ($250,000 for married persons filing jointly and $200,000 for single taxpayers) or their “net investment income,” which generally includes capital gains from the disposition of property. This tax is in addition to any capital gains taxes due on such investment income. A similar tax applies to estates and trusts. U.S. Shareholders should consult their own tax advisers regarding the effect, if any, this tax may have on their investment in the Shares.

Brokerage Fees and Trust Expenses

Any brokerage or other transaction fee incurred by a shareholder in purchasing Shares will be treated as part of the shareholder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee incurred by a shareholder in selling Shares will reduce the amount realized by the shareholder with respect to the sale.

Shareholders will be required to recognize the full amount of gain or loss upon a sale or deemed sale of ETH by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Trustee to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. Shareholders who are individuals, estates or trusts, however, may be required to treat some or all of the expenses of the Trust as miscellaneous itemized deductions. An individual may not deduct miscellaneous itemized deductions for tax years beginning after December 31, 2017 and before January 1, 2026. For tax years beginning after December 31, 2025, individuals may deduct certain miscellaneous itemized deductions only to the extent they exceed in the aggregate 2% of the individual’s adjusted gross income. Similar rules apply to certain miscellaneous itemized deductions of estates and trusts. In addition, such deductions may be subject to phase outs and other limitations under applicable provisions of the Code.

Investment by U.S. Tax-Exempt Shareholders

Certain U.S. Shareholders (“U.S. Tax-Exempt Shareholders”) are subject to United States federal income tax only on their unrelated business taxable income (“UBTI”). Unless a U.S. Tax-Exempt Shareholder incurs debt to purchase Shares, the U.S. Tax-Exempt Shareholder should not realize UBTI in respect of income or gains attributable to an investment in Shares. U.S. Tax-Exempt Shareholders should consult their own independent tax advisers regarding the United States federal income tax considerations with respect to holding Shares in light of their particular circumstances.

Investment by Regulated Investment Companies

Mutual funds and other investment vehicles which are “regulated investment companies” within the meaning section 851 of the Code, should consult with their tax advisers concerning (1) the likelihood that an investment in Shares would be considered an investment in ETH for purposes of section 851(b) of the Code, and (2) the extent to which an investment in Shares is consistent with preservation of qualification under section 851 of the Code.

Investment by Certain Retirement Plans

Individual retirement accounts (“IRAs”) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the tax consequences of a purchase of Shares.

Taxation of Non-U.S. Shareholders

A Non-U.S. Shareholder generally should not be subject to United States federal income tax with respect to gain recognized upon the sale or other disposition of Shares, or upon the sale of ETH by the Trust, unless (1) the Non-U.S. Shareholder is an individual and is present in the United States for 183 days or more during the taxable year of the sale or other disposition, and the gain is treated as being from United States sources; or (2) the gain is effectively connected with the conduct by the Non-U.S. Shareholder of a trade or business in the United States and certain other conditions are met.

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United States Information Reporting and Backup Withholding

The Trustee will file certain information returns with the IRS, and provide certain tax-related information to shareholders, in connection with the Trust. To the extent required by applicable regulations, each shareholder will be provided with information regarding its allocable portion of the Trust’s annual income, expenses, gains and losses (if any). A U.S. Shareholder may be subject to United States backup withholding tax in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-U.S. Shareholders may have to comply with certification procedures to establish that they are not a United States person, and some Non-U.S. Shareholders may be required to meet certain information reporting or certification requirements imposed by the Foreign Account Tax Compliance Act, in order to avoid certain information reporting and withholding tax requirements.

The amount of any backup withholding will be allowed as a credit against a shareholder’s United States federal income tax liability and may entitle the shareholder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Taxation in Jurisdictions Other Than the United States

Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the United States are advised to consult their own tax advisers as to the tax consequences under the laws of such jurisdiction (or any other jurisdiction other than the United States to which they are subject) of their purchase, holding, sale and redemption of or any other dealing in shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES OF THE TRUST.

PURCHASES BY EMPLOYEE BENEFIT PLANS

Although there can be no assurance that an investment in the Trust will achieve the investment objectives of an employee benefit plan in making such investment, the Trust has certain features that may be of interest to such a plan. For example, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of the Trust.

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Trust (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit-sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Trust, including the role that such an investment in the Trust would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Trust, must be satisfied that such investment in the Trust is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Trust, are diversified so as to minimize the risk of large losses and that an investment in the Trust complies with the documents of the Plan and related trust.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN THE TRUST IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE TRUST IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

ERISA and a regulation issued thereunder (the “Plan Asset Rules”) contain rules for determining when an investment by a Plan in an entity will result in the underlying assets of such entity being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be plan assets of a Plan which purchases an interest therein if certain exceptions apply, including (i) an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”) and (ii) an exception applicable if the investment by all “benefit plan investors” is not “significant” or certain other exceptions apply (the “Insignificant Participation Exception”).

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The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The Plan Asset Rules state that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances. Under the Plan Asset Rules, a class of securities is “widely held” only if it is of a class of securities owned by 100 or more shareholders independent of the issuer and of each other.

The Shares of the Trust should be considered to be publicly-offered securities. First, the Shares will be sold as part of a public offering pursuant to an effective registration statement under the Securities Act, and the Shares will be timely registered under the Exchange Act. Second, it appears that the Shares will be freely transferable because the Shares of the Trust will be freely tradable on the Exchange like any other exchange- listed security.

Finally, it is anticipated that the Shares will be owned by at least 100 shareholders independent of the Trust. Therefore, the underlying assets of the Trust should not be considered to constitute assets of any Plan that purchases Shares.

Ineligible Purchasers

In general, Shares may not be purchased with the assets of a Plan if the Sponsor, the Administrator, the Trustee, the Transfer Agent, the Custodian, the Marketing Agent, the Exchange, or any of their respective affiliates or any of their respective employees either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Trust are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

ALLOWING AN INVESTMENT IN THE TRUST IS NOT TO BE CONSTRUED AS A REPRESENTATION BY THE SPONSOR OR ANY OF ITS AFFILIATES, AGENTS OR EMPLOYEES THAT THIS INVESTMENT MEETS SOME OR ALL OF THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY SUCH PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH THE PLAN’S ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN THE TRUST IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN, CURRENT TAX LAW AND ERISA.

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INFORMATION YOU SHOULD KNOW

This Prospectus contains information you should consider when making an investment decision about the Shares. You should rely only on the information contained in this Prospectus or any applicable prospectus supplement. None of the Trust or the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this Prospectus was obtained from us and other sources we believe to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this Prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this “Prospectus,” we are referring to this Prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this Prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this Prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

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INTELLECTUAL PROPERTY

The Sponsor owns trademark registrations for the Trust. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

The Sponsor also owns trademark registrations for the Sponsor. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

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WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed a registration statement on Form S-1 with the SEC under the 1933 Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which is available online at www.sec.gov.

Information about the Trust and the Shares can also be obtained from the Trust’s website, which is [           ]. The Trust’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act.

The reports and other information are available online at www.sec.gov.

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STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes “forward-looking statements” which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the cryptocurrencies markets and indexes that track such movements, the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of its Shares.

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PRIVACY POLICY

The Trust and the Sponsor may collect or have access to certain nonpublic personal information about current and former investors. Nonpublic personal information may include information received from investors, such as an investor’s name, social security number and address, as well as information received from brokerage firms about investor holdings and transactions in Shares of the Trust.

The Trust and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Trust and the Sponsor restrict access to the nonpublic personal information they collect about investors to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to investors.

The Trust and the Sponsor maintain safeguards that comply with federal law to protect investors’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor.

Third-party service providers with whom the Trust and the Sponsor share nonpublic personal information about investors must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of the Sponsor’s current Privacy Policy, which is applicable to the Trust, is provided to investors annually and is also available at [          ].

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[To be provided by amendment]

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FINANCIAL STATEMENTS

[To be provided by amendment]

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APPENDIX A

Glossary of Defined Terms

In this Prospectus, each of the following terms have the meanings set forth after such term:

1933 Act: The Securities Act of 1933, as amended.

1940 Act: Investment Company Act of 1940, as amended.

Administrator: The Bank of New York Mellon.

Advisers Act: Investment Advisers Act of 1940, as amended.

Authorized Participant: One that purchases or redeems Baskets from or to the Trust.

Basket: A block of 100,000 Shares used by the Trust to issue or redeem Shares.

Basket Deposit: The total deposit required to create each basket.

Business Day: Any day other than a day when the Exchange or the New York Stock Exchange is closed for regular trading.

CEA: Commodity Exchange Act of 1936, as amended.

CFTC: Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

CME Group: The Chicago Mercantile Exchange Group.

Code: Internal Revenue Code of 1986, as amended.

Custodian: Gemini Trust Company, LLC.

DSTA: Delaware Statutory Trust Act.

DTC: The Depository Trust Company. DTC will act as the securities depository for the Shares.

DTC Participant: An entity that has an account with DTC.

ERISA: Employee Retirement Income Security Act of 1974, as amended.

Exchange: Cboe BZX Exchange, Inc.

Exchange Act: The Securities Exchange Act of 1934, as amended.

FINRA: Financial Industry Regulatory Authority.

IIV: Intraday Indicative Value of the Trust’s Shares published by the Exchange.

Indirect Participants: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

IRS: U.S. Internal Revenue Service.

Marketing Agent: Foreside Global Services, LLC.

NASAA: North American Securities Administrators Association.

NAV: Net asset value of the Trust.

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Redemption Order Date: The date a redemption order is received in satisfactory form and approved by the Marketing Agent.

Reference Rate: CF Ether-Dollar US Settlement Price.

Register: The record of all shareholders and holders of the Shares in certificated form kept by the Administrator.

SEC: The U.S. Securities and Exchange Commission.

Shares: Common shares representing fractional undivided beneficial interests in the Trust.

Sponsor: Kryptoin Investment Advisors LLC, a Delaware limited liability company, who controls the investments and other decisions of the Trust.

Transfer Agent: The Bank of New York Mellon.

Trust: Kryptoin Ethereum ETF Trust.

Trust Agreement: Declaration of Trust and Trust Agreement of Kryptoin Ethereum ETF Trust

Trustee: Delaware Trust Company, a Delaware trust company.

Valuation Day: Any day as of which the Trust calculates its per Share NAV.

You: The owner or holder of Shares.

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Kryptoin Ethereum ETF Trust

[         ] SHARES

PRELIMINARY PROSPECTUS

[        ], 2021

Until [           ] (25 calendar days after the date of this Prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, paid or payable by the Registrant in connection with the sale of the securities being registered under this registration statement. All amounts shown are estimates, except for the U.S. Securities and Exchange Commission (the “SEC”), registration fee and the FINRA filing fee.

Amount
SEC registration fee	$	[ ]
FINRA filing fee		[ ]
Listing fee		[ ]
Legal fees and expenses		[ ]
Accounting fees and expenses		[ ]
Printing expenses		[ ]
Transfer agent and registrar fees and expenses		[ ]
Miscellaneous expenses		[ ]
Total	$	[ ]

Item 14. Indemnification of Directors and Officers.

The Trust Agreement provides that the Sponsor and its shareholders, members, directors, officers, employees, Affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust and held harmless against any loss, liability or expense incurred under the Trust Agreement without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under Section 3 of the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and financial statement schedules.

(a) Exhibits.

Exhibit
Number	Description of Document
3.1	Declaration of Trust and Trust Agreement
4.1*	Form of Authorized Participant Agreement
5.1*	Opinion of Eversheds Sutherland (US) LLP relating to the legality of the Shares.
8.1*	Opinion of Eversheds Sutherland (US) LLP with respect to federal income tax considerations.
10.1*	Form of Custodian Agreement
10.2*	Form of Marketing Agent Agreement
10.3*	Form of Administration Agreement
10.4*	Form of Transfer Agency Agreement
23.1*	Consent of Eversheds Sutherland LLP (incorporated by reference to exhibit 5.1 and 8.1 hereto)
23.2*	Consent of Independent Registered Public Accounting Firm

*	To be filed by amendment

(b) Financial Statement Schedules.

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Not applicable.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each investor.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

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(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)	That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, California, on August 12, 2021.

KRYPTOIN INVESTMENT ADVISORS LLC, Sponsor of Kryptoin Ethereum ETF Trust

By:	/s/ Jason Toussaint
Jason Toussaint
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	Title	DATE

/s/ Jason Toussaint	Chief Executive Officer	August 12, 2021
Jason Toussaint	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

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